Exhibit 10.8

MASTER LEASE AGREEMENT

April 10, 2023

LANDLORD:

Pontus IMB Portfolio, LLC, a Delaware limited liability company

TENANT:

iMedia Brands, Inc., a Minnesota corporation

LEASE AGREEMENT

This Master Lease Agreement (this “Lease”), dated for reference purposes only as of April 10, 2023 (the “Effective Date”), is made by and between Pontus IMB Portfolio, LLC, a Delaware limited liability company (“Landlord”), and iMedia Brands, Inc., a Minnesota corporation (“Tenant”), with reference to the recitals set forth below.

RECITALS

A.            Landlord is the owner of certain properties located at (i) 6740 Shady Oak Lane, Eden Prairie, Minnesota (the “Minnesota Property”); (ii) 4811 Nashville Road, Bowling Green, Kentucky; and (iii) 4813 Nashville Road, Bowling Green, Kentucky (the “Kentucky Property,” and collectively with the Minnesota Property, the “Property” or “Properties”). Legal Descriptions of the Properties are attached as Exhibit A to this Lease.

B.            The Property for purposes hereof includes all of Landlord’s right, title and interest in and to all easements, appurtenances and rights relating to the Property, including without limitation, the machinery, equipment and systems necessary for the operation of the Property, including, (i) all apparatus, equipment, fixtures or articles, whether in single units or centrally controlled, used to supply heat, air-conditioning, water, lights, power, ventilation or other services; (ii) water heaters, boilers, sinks, water closets, water basins, pipes, faucets, or other plumbing fixtures; (iii) lighting, light fixtures and signage supports; and (iv) all items of equipment attached to the Property such that its separation therefrom will materially injure the Property, including the racking systems and any related accessories (collectively, the “Property Equipment.”); provided that the Property Equipment shall not include (i) the software system that operates the sorting equipment located on the Kentucky property, and (ii) any personal property purchased by Tenant which has an initial cost basis of under $25,000.

C.            Landlord desires to lease the Properties to Tenant and Tenant desires to lease the Properties from Landlord pursuant to the provisions of this Lease.

Article 1. DEFINITIONS

The following terms, when used in this Lease, shall have the meaning set forth in this Article 1.

1.1            Affiliates. The term “Affiliate(s)” means with respect to any specified Person, any other Person(s) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and, it being understood and agreed that with respect to a corporation, limited liability company or partnership, control shall mean direct or indirect ownership of 50% or more of the voting stock or limited liability company interest or general partnership interest or voting interest in any such corporation, limited liability company or partnership.

1.2            Environmental Condition. The term “Environmental Condition” means the presence of Hazardous Materials on or about the Properties (including the air, soil, sediment, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems), in violation of Environmental Laws.

1.3            Environmental Laws. The term “Environmental Laws” means any and all applicable federal, state, or local laws, statutes, ordinances, orders, codes, rules, regulations, judgments, decrees, injunctions or agreements with any Governmental Entity, relating to the protection of human health or the environment, the release, discharge or disposal of any material or substance, the safety, health or Environmental Condition of property transferred, natural resource damages, pipelines, or human health and safety. Environmental Laws also include civil or common law doctrines (including without limitation negligence, nuisance, trespass, strict liability, personal injury, property damage, and product liability) to the extent that claims under such doctrines arise out of the presence of, release of, or exposure to a Hazardous Material.

1.4            Intentionally Deleted.

1.5            Hazardous Material. The term “Hazardous Material” means any hazardous or toxic substances, materials or wastes, which are regulated under any applicable Environmental Laws including without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, or (iv) included in the definition of “hazardous” or “dangerous” “material” “substance” or “waste” or words of similar import under applicable Environmental Laws.

1.6            Lease Year. The term “Lease Year” shall mean the first twelve (12) full calendar months after the Commencement Date (as defined in Section 3.1) and each subsequent twelve (12) month period thereafter during the term and any extensions. If the Commencement Date is other than the first day of the calendar month, then the first Lease Year also will include the partial calendar month in which the Commencement Date occurs.

1.7            Party. The term “Party” means each of Landlord and Tenant.

1.8            Person. The term “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization or Governmental Authority; references to any Person includes reference to any successors in title and permitted assigns.

1.9            Release. The term “Release” means any spilling, leaking, seeping, pumping, pouring, emitting, emptying, injecting, discharging, escaping, leaching, dumping, disposing or releasing of a Hazardous Material into the environment (including the air, soil, sediment, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems) of any kind whatsoever, including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing a Hazardous Material.

1.10            Remediation. The term “Remediation” means investigating, monitoring, correcting, cleaning-up, implementing corrective action, or remediating of an Environmental Condition, (including, but not limited to, tests, inspections, borings, engineering studies, surveys, appraisals, environmental studies, ‘operations, excavations, well installations, soil and groundwater sampling, activities associated with the construction, operation or maintenance of remediation, together with treatment equipment and systems for the treatment of contaminated soil, groundwater and free product and measures to contain, monitor or limit contamination), which is required to address an Environmental Condition, comply with Environmental Laws, or fulfill the terms of a written agreement with, or written order or directive from, a Governmental Entity or a litigation settlement or judgment.

1.11            Tenant Retained Parcel. The term “Tenant Retained Parcel” means that portion of the Minnesota Property that is identified as Lot 1 of the Subdivision Map attached Exhibit A-1 (the “Subdivision Map”) as the Tenant Retained Parcel.

Article 2. CONDITION OF PROPERTY

2.1            Landlord leases to Tenant and Tenant leases from Landlord the Properties in their “AS IS, WHERE IS, WITH ALL FAULTS” condition with no representations or warranties whatsoever and on the terms and conditions set forth in this Lease. By affixing its initials below, Tenant acknowledges and agrees that: (i) no representations have been or are made, or responsibility assumed by Landlord with respect to the Properties, their operations, or the condition or repair of the Properties, or as to any fact, circumstance, thing or condition which may affect or relate to the Properties, except as specifically set forth in this Lease; (ii) the Properties are leased in their “AS IS, WHERE IS, WITH ALL FAULTS” condition as of the Commencement Date; and (iii) Landlord shall have no obligation to alter, restore, improve, repair or develop the Properties, and further shall have no obligation to remove therefrom any parties or items of personal property, or other trade fixtures or equipment which may be upon the Properties.

Article 3. TERM

3.1            Primary Term. The effective date (the “Commencement Date”) of this Lease shall be the date of execution and delivery of this Lease by both parties. The expiration date (the “Expiration Date”) of this Lease shall be April 30, 2048 (the “Original Lease Term”). Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during the Term (as defined below), including any extension, renewal or holdover of the Term, unless terminated. Concurrently with the execution hereof, a Memorandum of Lease substantially in the form of Exhibit B, attached hereto and incorporated herein, shall be recorded by and at the expense of Tenant with respect to the Properties. The term (“Term”), as used herein, shall be the period from the Commencement Date through the Expiration Date as may be extended, unless sooner terminated as hereinafter set forth.

3.2            Option Period.

(a)            Tenant shall have the option to extend the term of this Lease for up to two (2) separate option periods of ten (10) years each upon and subject to the terms set forth in this Section 3.2. The first option period (the “First Option Period”) shall commence at the expiration of the Original Lease Term. The second option period (the “Second Option Period”) shall commence at the expiration of the First Option Period. The First Option Period and the Second Option Period are sometimes referred to herein collectively as the “Option Periods” and individually as an “Option Period.” Each Option Period shall continue for a period of ten (10) years from the commencement date of such Option Period. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during each Option Period.

(b)            To validly extend the Lease Term for the First Option Period, (i) Tenant must deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the Original Lease Term; and (ii) as of both the date such written notice is delivered to Landlord and as of the date the First Option Period is scheduled to commence, there shall be no existing default or Event of Default under this Lease.

(c)            To validly extend the Lease Term for the Second Option Period, (i) Tenant must have validly extended this Lease for the First Option Period, (ii) Tenant shall deliver to Landlord written notice of Tenant’s election to so extend not later than twelve (12) months prior to the expiration of the First Option Period; and (iii) as of both the date such written notice is delivered to Landlord and as of the date the Second Option Period is scheduled to commence, there shall be no existing default or Event of Default under this Lease.

(d)            Time is of the strictest essence in the performance of each provision of this Section 3.2. Either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any Option Period, with the party requesting such recordation paying all applicable recording costs and transfer taxes.

3.3            Surrender of Properties; Holding Over. On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Properties, together with all alterations, and improvements thereon and thereto, in a broom clean condition, vacant and free of all tenancies and any leasehold rights created therein by Tenant and, subject to Section 24.7, in the same or better condition and repair as was present as of the Commencement Date, normal wear and tear, casualty and condemnation excepted, and shall surrender all keys for the Properties to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations of locks, safes, and vaults, if any, in the Properties. If Tenant does not do so with respect to the Properties, then after expiration of this Lease, Tenant will, with respect to such Properties only, become a month-to-month tenant-at-will upon the applicable conditions of this Lease. If Tenant holds over in possession after the expiration or earlier termination of this Lease, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions contained in this Lease, at one hundred fifty (150%) of the Base Rent otherwise then applicable (in addition to all Additional Rent); and, if Landlord has delivered at least thirty (30) days written notice to Tenant that Landlord is contractually obligated to deliver a Property to a third party after the Expiration Date or earlier termination of this Lease or Landlord must commence making alterations to the applicable Property and Tenant fails to surrender such Property to Landlord on or before the later of the end of such thirty (30) day notice period or the Expiration Date or earlier termination of this Lease, Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect (with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all actual damages, losses, costs, expenses and claims arising therefrom, including reasonable attorneys’ fees and costs. This Article will survive expiration or termination of this Lease. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

Article 4. BASE MONTHLY RENT

4.1            Net-Net-Net Lease. This is a net-net-net lease. It is the intention of Landlord and Tenant that the Base Monthly Rent (as defined below) and other sums and charges provided herein shall be absolutely net to Landlord. Except as otherwise specifically set forth in this Lease, Tenant shall pay, as Additional Rent, all costs, charges, obligations, assessments, and expenses of every kind and nature against or relating to the Properties or the use, occupancy, area, possession, leasing, operation, management, maintenance, or repair thereof, which may arise or become due during the term hereof, or which may pertain to this transaction, whether or not now customary or within the contemplation of the parties hereto, and which, except for the execution and delivery of this Lease, would have been payable by Landlord. Tenant shall be solely responsible for the operation, management and maintenance of the Properties as provided in this Lease and Landlord shall not be entitled to receive any fees or costs in connection therewith, except only in the event Tenant fails to perform its obligations under this Lease and Landlord incurs expenses to cure such failure as expressly provided in this Lease.

4.2            Base Monthly Rent. As used herein, subject to the annual increases as hereinafter provided, the initial annual “Base Rent” for the Properties shall be $4,536,000.00, payable in equal monthly installments of $378,000.00. Tenant shall pay to Landlord Base Rent, in advance, without demand therefor, on or before the first day of each and every calendar month during the Lease Term, and if the Commencement Date is not the first day of a calendar month, the Base Rent for that month shall be prorated based upon a thirty (30) day month and the actual number of days from and after the Commencement Date to the end of the calendar month. Base Rent shall be paid by automatic debit, wire transfer or such other automatic transfer method that is acceptable to Landlord in its sole and absolute discretion.

4.3            Base Rent Increase. On each Adjustment Date (as defined below) throughout the Lease Term (including any Option Periods, subject to subsection (c), below), the monthly Base Rent immediately prior to such Adjustment Date shall be increased by three percent (3.0%) over the prior year’s Base Rent. The term “Adjustment Date” shall mean the date, occurring once each calendar year, which falls on the anniversary of the Commencement Date, unless such date is a day other than the first day of a month, in which case the Adjustment Date shall be the first day of the next succeeding month.

4.4            Base Rent Increase/Option Periods. On the first day of the First Option Period and each year thereafter, including during the Second Option Period, the Base Rent will be increased by three percent (3.0%) over the prior year’s Base Rent.

4.5            Security Deposit. Upon the execution of this Lease, Tenant shall deliver a security deposit to Landlord for the Properties, and at all times maintain a Security Deposit equal to twelve (12) months of the initial monthly Base Rent (“Security Deposit”).  The Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenants obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent, Additional Rent, or to cure any Default by Tenant.  If Landlord uses any portion of the Security Deposit, Tenant shall, within five (5) business days after demand, restore the Security Deposit to the required amount.  Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Properties to Landlord in compliance with this Lease.  Landlord may assign the Security Deposit to a successor, transferee or lender and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant acknowledges and agrees that Tenant shall, at Landlord’s request, upon no less than thirty (30) days’ prior written notice, convert the security deposit to a standby, unconditional, irrevocable, transferable letter of credit, in form and substance acceptable to Landlord in its reasonable discretion.

Notwithstanding anything to the contrary contained herein, provided that no Event of Default by Tenant under this Lease has occurred during the Term, at the point that all of the following metrics have been achieved (collectively, the “Metrics”):

(a)	Consolidated EBITDA (unadjusted) exceeds $40.0 million; and

(b)	Fixed Charge Coverage Ratio (as defined by Tenant’s senior lender) is greater than 2.0x; and

(c)	Tenant’s net liquidity is greater than $15.0 million.

The Metrics will be tested annually following Tenant’s fiscal year end. In the event that the Metrics are tested but have not been achieved, then the Security Deposit will remain in place. At such time as the Metrics are tested and have been achieved, Tenant may reduce the Security Deposit to six (6) months of the then current monthly Base Rent.

Further notwithstanding anything to the contrary contained herein, provided that (i) no Event of Default by Tenant under this Lease has occurred during the Term, and (ii) the Metrics set forth above are satisfied, and the following Metrics have been achieved:

(a)	Consolidated EBITDA (unadjusted) exceeds $70.0 million; and

(b)	Total leverage (total debt / adjusted EBITDA) is less than 3.0x; and

(c)	Tenant has successfully refinanced corporate bonds maturing in 2026 with new long-term debt; and

(d)	Tenant is in compliance with all financial covenants associated with all outstanding debt instruments.

The Metrics will be tested annually following Tenant’s fiscal year end. In the event that the Metrics are tested but have not been achieved, then the Security Deposit will remain in place. At such time as the Metrics are tested and have been achieved, Tenant may reduce the Security Deposit to three (3) months of the then current monthly Base Rent.

Article 5. ADDITIONAL RENT

5.1            As used herein, “Additional Rent” means any and all fees, expenses, taxes and charges of every kind and nature arising in connection with or relating to the Properties (other than Base Rent) that arise prior to or during the Term, including, without limitation: (i) any and all taxes (including, without limitation, Real Estate Taxes (as defined below) and any applicable tax on rental of real property and any applicable discretionary sales surtax), fees, utility service charges, maintenance expenses, insurance premiums, and other costs, and any amounts owed by Tenant under any indemnity to Landlord hereunder; (ii) all actual fees and penalties that may accrue on any amounts due from Tenant hereunder if Tenant fails to pay such amounts in a timely manner; (iii) all other damages, costs and expenses (including, without limitation, reasonable Landlord’s and Landlord’s Lender’s attorneys’ fees and other legal and court costs) that Landlord may suffer or incur in enforcing this Lease (whether or not any formal action is brought by Landlord against Tenant) or in otherwise taking actions permitted under this Lease following an Event of Default by Tenant; (iv) any and all other sums which may become due, or costs and expenses that may be incurred by Landlord, by reason of any default or Event of Default by Tenant under this Lease; and (v) any and all actual and reasonable costs of maintaining, repairing and restoring the Properties. In addition, “Additional Rent” includes any rent or other income received by Tenant from any subtenant of the Property to the extent applicable to periods after the expiration or termination of this Lease as to the Property. “Additional Rent” also includes any fees, charges, fines, costs, assessments, taxes, demands, orders, directives, or other requirements by any governmental agency asserting jurisdiction, or under any Environmental Laws which arise from or relate to Tenant's use of, or Tenant's activities at, the Properties, including, but not limited to, any applicable fees, and any consultant or attorneys' fees related to or arising under any Environmental Laws.

5.2            Without limiting anything contained in subsection (a), above, Tenant shall pay, as Additional Rent all Real Estate Taxes (as hereinafter defined). As used herein, the term “Real Estate Taxes” means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax that is measured by the value of land and assessed on a uniform basis against the owners of land, including any substitution in whole or in part therefor due to a future change in the method of taxation, in each case assessed against, or allocable or attributable to, the Properties and accruing during the Lease. Real Estate Taxes will be prorated if the Lease commences or terminates with respect to a Property during a taxable period. If by law, any general or special assessment or like charge may be paid in installments without any penalty or interest whatsoever, then such assessment may be paid in such installments, and Tenant shall be liable for the entire portion thereof as it becomes due. If such assessment or charge may be payable in installments with interest, Tenant may pay such assessment or charge in installments, provided that if such installments extend beyond the Lease, Landlord shall have the option to repay all remaining installments coming due following the Lease without interest. Notwithstanding the foregoing, in no event shall Tenant be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses), estate, gift, inheritance or other taxes in lieu thereof of Landlord or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligations of Tenant under this Lease, including, without limitation, any “gross receipt tax” or any similar tax based upon gross income or receipts of Landlord which does not take into account deductions from depreciation, interest, taxes or ordinary or necessary business expenses) or inheritance, estate, gift or any similar taxes of Landlord, or any tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Property or Landlord’s interest in this Lease.

5.3            Tenant shall pay all Real Estate Taxes directly to the collecting authority no less than fifteen (15) business days prior to the delinquency date thereof and shall provide Landlord upon Landlord’s written request, or if Tenant has engaged an outside tax service, periodically as such reports are provided to Tenant, reports on Real Estate Taxes due and paid for the specified reporting period, together with such backup documentation as Landlord may request. Notwithstanding the foregoing, upon the occurrence of both of the following events, Tenant shall pay Real Estate Taxes to Landlord (the “Real Estate Taxes Reserve”) in lieu of the applicable collecting authority: (i) delivery to Tenant of a written request therefor from Landlord, and (ii) the existence of any default or breach of this Section 5.3 by Tenant, or any Event of Default under any provision in this Lease (the foregoing clause (ii) may be hereinafter referred to as a “Real Estate Taxes Reserve Trigger”). Following the imposition of a Real Estate Tax Reserve, in the event Tenant completes a twelve (12) consecutive month period without the occurrence of a Real Estate Taxes Reserve Trigger, then following written request by Tenant, Landlord shall disburse any funds in the Real Estate Taxes Reserve to Tenant, and Tenant shall no longer be obligated to pay the Real Estate Taxes to Landlord in lieu of the applicable collecting authority until the occurrence of another Real Estate Taxes Reserve Trigger. If Tenant fails to pay the appropriate party (Landlord or the collecting authority, as provided herein) all Real Estate Taxes when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.

Article 6. USE OF THE PROPERTIES; COMPLIANCE; FINANCIAL COVENANTS

6.1            Use of the Properties.

(a)            Tenant may use the Properties as they are generally used on the Commencement Date, including for warehouse, office, distribution and television studios (each use, a “Use” and collectively “Uses”), but for no other uses without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use the Tenant Retained Parcel for any lawful use. Tenant has or will obtain, prior to the Commencement Date, all necessary permits, consents, licenses and other permissions required for the lawful operation of each Property for the Uses thereon and shall comply with all applicable laws, codes, ordinances and regulations, including all zoning and other use restrictions and regulations applicable to the Properties.

(b)            Tenant covenants and agrees that it shall not install and, it shall during the term of this Lease prevent any sublessee or other occupant of the Properties from installing, any water well or other water tank, pump or related equipment for the storage or use of potable water at the Properties. In addition, Tenant covenants and agrees that it shall not improve or use, and shall prohibit any sublessee or other occupant of the Properties from using or improving, the Properties for residential purposes.

6.2            Compliance. Tenant, at Tenant’s sole expense, shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements, including Environmental Laws, in effect during the term or any part (or extension) of the term hereof, regulating the applicable Uses by Tenant of each Property, including, without limitation, the obligation at Tenant’s cost, to alter, maintain, or restore the Properties in compliance and conformity with all laws relating to the condition, use or occupancy of the Properties during the term (including, without limitation, any and all requirements as set forth in the Americans with Disabilities Act and any Environmental Law) as soon as practicable after any such requirements shall arise and regardless of (i) whether such laws require structural or non-structural improvements, (ii) whether the improvements were foreseen or unforeseen, and (iii) the period of time remaining in the term. Notwithstanding anything contained in this Section 6.2. to the contrary or the obligations of any other person, Tenant shall alter, maintain or restore the Properties compliance and conformity with all applicable laws relating to the condition, use or occupancy of the Properties.

6.3            Covenant to Operate. Notwithstanding anything contained herein to the contrary, Tenant covenants and agrees that it shall continuously operate the Properties (other than the Tenant Retained Parcel) for the Use. Tenant shall have no obligation to conduct any portion of its business in the Tenant Retained Parcel. In the event Tenant elects to remodel or reconstruct any improvements on the Properties, Tenant shall use commercially reasonable efforts to commence and thereafter diligently pursue to completion any such restoration, remodeling, replacement or reconstruction. The aforementioned obligations of Tenant are referred to herein as the “Covenant to Operate.” Tenant shall indemnify, defend, and protect Landlord, and hold Landlord harmless from and against any and all loss, cost, damage, expense, liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with Tenant’s breach of the Covenant to Operate.

6.4            Books and Records. Tenant shall keep accurate books and records of account of the Properties and the financial performance of Tenant sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles as in effect in the United States of America from time to time (“GAAP”), or if Tenant’s books, as applicable, are not kept in accordance with GAAP, in accordance with sound accounting principles consistently applied. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information:

(a)            Promptly and in any event within one-hundred eighty (180) days after the end of each of Tenant’s fiscal years, audited statements of financial position of Tenant as of the end of each such calendar year, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar year, which statements shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as of the date thereof, prepared by Tenant in accordance with GAAP, and accompanied by a statement of the regionally recognized accounting firm retained by Tenant, that such financial statements present fairly, in all material respects, the financial condition of Tenant as of the end of the calendar year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP, or in accordance with sound accounting principles consistently applied;

(b)            Promptly and in any event within forty-five (45) days after the end of each calendar quarter, internally prepared statements of financial position of Tenant as of the end of each such calendar year, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar quarter.

(c)            Promptly and in any event within forty-five (45) days after the end of each calendar quarter, profit/loss statements in respect to each Property for the trailing twelve (12) month period; and

(d)            Promptly and in any event within forty-five (45) days after the end of each calendar quarter, any covenant compliance certificates required under Tenant’s senior credit facility;

(e)            Such other information with respect to the Properties or Tenant that may be reasonably requested from time to time by Landlord, for such other purpose as Landlord reasonably determines, and all such financial information shall be provided within a reasonable time after the applicable request; and

(f)            In addition to the foregoing, Tenant shall include Landlord as a “notice party” in connection with any written notice sent by Siena Lending concerning a default by Tenant under any loan documents entered into by Tenant.

Article 7. PROPERTY PAYMENTS, ASSESSMENTS AND UTILITIES

7.1            Tenant’s Required Payments. In addition to Additional Rent, Tenant acknowledges and agrees it is obligated to and shall perform all obligations of the owner of the Properties under, and pay all costs and expenses which the owner of the Properties may be required to pay in accordance with, any reciprocal easement agreements or any other documents or instruments of record now (or of record in the future if created or filed by or with the consent of Tenant) affecting the Properties, herein referred to collectively as the “REAs.” Tenant shall promptly comply with all of the terms and conditions of the REAs during the term of this Lease. Landlord shall not amend any REAs or add new REAs during the Term without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2            Assessments. If any assessment for a capital improvement made by a public or governmental authority shall be levied or assessed against the Properties, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment; provided however, that throughout the entire term of this Lease, Tenant shall pay all assessments that accrue during or are otherwise allocable to the term of this Lease.

7.3            Utility Payments. Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Properties, including all charges for installation, termination, and relocations of such service. Landlord, at its option, may require Tenant to furnish Landlord with evidence of payment of such charges upon ten (10) business days’ written notice to Tenant.

7.4            Tenant’s Right to Contest Utility Charges, Contest Taxes and Seek Reduction of Assessed Valuation of the Properties. Tenant, at Tenant’s sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Properties or to contest any taxes (including Real Estate Taxes) or utility charges that are to be paid by Tenant; provided however, Tenant shall (i) give Landlord written notice of any such intention to contest at least ten (10) business days before any delinquency could occur; (ii) indemnify and hold Landlord harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to any of the Properties or the improvements thereon due to such contest; and (iv) in the event of a final determination adverse to Tenant, prior to enforcement, foreclosure or sale, pay the amount involved together with all penalties, fines, interest, costs, and expenses which may have accrued. Tenant may use any means allowed by statute to protest Taxes or utility charges as defined in this Section 7.4 as long as Tenant remains current as to all other terms and conditions of this Lease. If the protested Taxes have not been paid, then at Landlord’s request Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Properties are located. The amount of bond shall equal one hundred ten percent (110%) of the total amount of Taxes in dispute. The bond shall hold Landlord and the Properties harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered. If Tenant seeks a reduction or contests any Taxes or utility charges, the failure on Tenant’s part to pay the Taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section. In connection with any such contest, Tenant shall receive from any refund or rebate obtained from such contest the sum of all reasonable costs relating to such contest plus any refund or rebate received by Tenant or Landlord with respect to periods for which such amounts were (or are to be) paid by Tenant.

7.5            Landlord Not Required to Join in Proceedings or Contest Brought by Tenant. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless (a) the provisions of applicable law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Properties or (b) if Tenant’s counsel reasonably believes that Landlord’s non-participation in such suit may adversely affect the outcome of such proceedings. In either such case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name, as long as Tenant agrees to pay or, at Landlord’s option, reimburse, Landlord for any cost or expense relating thereto or arising as a result thereof. Tenant, on final determination of the action, proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

Article 8. FURNITURE, FIXTURES AND EQUIPMENT

8.1            Furniture, Fixtures, and Equipment. During the term, Tenant may, at Tenant’s sole cost and expense, place or install such furniture, trade fixtures, equipment, machinery, furnishings, face plates of signage and other articles of movable personal property (collectively, “Tenant’s Personal Property”) on the Properties as may be reasonably necessary for the conduct of Tenant’s business. It is expressly understood that the term Tenant’s Personal Property as used herein shall in no event extend to the Property Equipment. Tenant shall keep the Property Equipment on the Properties (other than the Tenant Retained Parcel) in good working order and repair, shall replace the Property Equipment as necessary, shall not remove the Property Equipment from the Properties and shall not permit any lien or other encumbrance to attach to the Property Equipment. Tenant may, from time to time, retire or replace the Property Equipment with new items of equipment purchased by Tenant, in which event such replaced equipment shall constitute the Property Equipment. All Property Equipment shall be the property of Landlord, and Tenant shall execute such instruments and documents as Landlord may require to evidence such ownership by Landlord.

8.2            Tenant Financing. Tenant may finance or lease Tenant’s Personal Property at any time and from time to time during the term of this Lease. Tenant may, at its option, remove and replace Tenant’s Personal Property periodically during the term of this Lease.

8.3            Removal of Tenant’s Personal Property at Expiration of Lease. At the expiration or earlier termination of the Lease, all Tenant’s Personal Property (but not the Property Equipment) shall be removed by Tenant. Tenant shall immediately make such repairs to and restoration of the Properties as may be necessary to repair any damage to the Properties from the removal of all such Tenant’s Personal Property. Any of such Tenant’s Personal Property not so removed within a reasonable time shall be deemed abandoned, and Landlord may cause such property to be removed from the Properties and disposed of, but the cost of any such removal shall be payable by Tenant upon written demand therefor by Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

8.4            Right to Affix Signs. Tenant shall have the right to decorate the Properties and affix signs customarily used in its business upon the windows, doors, interior and exterior walls of the Properties, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Properties and permitted by any covenants, conditions and restrictions encumbering the Properties. Upon the expiration or earlier termination of the Lease, Tenant shall remove such signs within a reasonable time following receipt of written notice from Landlord; provided, however, in no event may Tenant remove free-standing signage (such as pole-mounted or monument signs) from the Properties. Tenant promptly shall make such repairs and restoration of the Properties as are necessary to repair any damage to the Properties from the removal of the signs.

Article 9. MAINTENANCE AND REPAIRS OF THE PROPERTIES

9.1            Obligation to Maintain the Properties. Tenant, at its sole cost and expense, shall maintain each of the Properties (other than the Tenant Retained Parcel) and each part thereof, structural and non-structural, in good order, condition and repair (including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Properties), in a neat and clean condition), and repair or replace, in good condition and in compliance with applicable law, all: (i) structural parts of the buildings and other improvements located on the Properties, including without limitation, the foundations, bearing and exterior walls, subflooring and roof; (ii) utility systems within or serving the Properties, including unexposed electrical, gas, plumbing, and sewage systems, including, without limitation, those portions of the systems lying outside the improvements; (iii) window frames, gutters and downspouts on the improvements in which the Properties are located; (iv) heating, ventilating, and air-conditioning systems servicing the Properties; (v) the exterior grounds, landscaping, sidewalks, curbs, gutters, fences, and parking and paved areas of the Properties; (vi) the Property Equipment; and (vii) the interior and all other portions of the Properties and shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen but subject to the casualty and condemnation provisions of this Lease. When used in this Article 9, the term “Repairs” includes all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain each of the Properties in good order and condition and in compliance will all applicable laws. The adequacy of any and all Repairs to the Properties required or conducted pursuant to this Article 9 shall be measured by and meet, at minimum, all of the following standards: (1) at least equal in quality of material and workmanship to the condition of the relevant Property(ies) prior to the need for such Repairs; (2) avoidance of any and all structural damage or injury to the building or persons therein; and (3) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all government agencies having jurisdiction over the relevant Property(ies), including all Environmental Laws and shall conform to the requirements of any covenants, conditions, restrictions or other permitted encumbrances which are of record. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Property(ies), and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for under applicable law now or hereafter in effect; provided that Landlord shall be obligated to make any repair or replacement that is necessitated by the intentional misconduct or gross negligence of Landlord. Tenant’s obligation to maintain, repair or replace the Tenant Retained Parcel and its related Property Equipment shall be strictly limited to maintaining the Tenant Retained Parcel and its related Property Equipment in compliance with applicable laws.

9.2            Repair Notice. If Tenant fails or neglects to commence and diligently proceed with all necessary repairs or fulfill its other obligations as set forth above (for the purposes hereof, the receipt by Tenant of a building permit (if necessary under applicable law to commence the applicable repair) shall be deemed to constitute the commencement of a repair under this Article) within thirty (30) days after the later of (i) the reasonable period necessary to obtain any required building permit, and (ii) receipt of written notice of the need therefor describing the applicable repair or other obligation (a “Repair Notice”) (except in emergency situations involving risk of further damage to the Property(ies) or injury to persons, in which case no such grace period shall be applicable, and Tenant shall be obligated to commence immediately all necessary repairs and diligently proceed to complete same), then Landlord or its agents may enter the Property(ies) for the purpose of making such repairs or fulfilling such obligations. All out of pocket costs and expenses incurred as a consequence of such Landlord’s action shall be paid by Tenant to Landlord within thirty (30) days after Landlord delivers to Tenant copies of invoices for such repairs or other obligations. Such invoices shall be prima facie evidence of the payment of the charges to be paid by Tenant.

Article 10. ALTERATIONS AND IMPROVEMENTS

10.1          Right to Make Alterations. Subject to the provisions of this Article 10, Tenant shall have the right to make changes, alterations or additions (collectively, “Alterations”) to the Properties that are required and necessary, in Tenant’s reasonable judgment, to operate the Use on the Properties. In addition, if the Alterations constitute a Minor Project, as defined below, or are strictly to the Tenant Retained Parcel, then Tenant may make such Alteration without prior written consent of Landlord (such Minor Project, together with required and necessary repairs, each a “Pre-Approved Alteration”); provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce or adversely affect the value of the Building as they exist at the time that such Alterations are proposed; or (ii) affect the structural integrity of the Building. Tenant will provide Landlord notice and a description of any Alterations that are not Pre-Approved Alterations. Any and all Alterations made by Tenant shall be at Tenant’s sole cost and expense. Prior to the commencement of construction, (but excluding non-structural minor maintenance or repair projects and cosmetic refresh projects involving only painting, carpeting, floor covering and installation of moveable replacement Property Equipment, unless the cost exceeds $500,000.00 (a “Minor Project”)), Tenant shall deliver promptly to Landlord detailed cost estimates for any such proposed Alterations, as well as all drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the “Alteration Information”). Delivery of the Alteration Information shall not be required for Pre-Approved Alterations. For Alterations other than Pre-Approved Alterations, Tenant must obtain Landlord’s prior written consent before making such Alteration, but Landlord agrees not to unreasonably withhold, condition or delay its consent to such Alteration. Landlord’s review of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence or absence of any defects in any Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information. Landlord’s review of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the Alteration Information, or any defects therein. In making any and all Alterations, Tenant also shall comply with all of the following conditions:

(a)            No Alterations shall be undertaken until Tenant shall have (i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) delivered to Landlord prior to commencing any such Alterations written evidence of all such required permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.

(b)            Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.

(c)            Except for Pre-Approved Alterations, Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit, Landlord access to the relevant Property(ies) in order to post and keep posted thereon such notice(s) as may be provided or required by applicable law to disclaim responsibility for any construction on the relevant Property(ies).

(d)            Any and all Alterations shall be conducted and completed in a commercially reasonable time period (subject to the terms of Article 10), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the relevant Property(ies), and of the local Board of Fire Underwriters, if any; and, upon completion of any and all Alterations, Tenant shall obtain and deliver to Landlord a copy of the amended certificate of occupancy for the relevant Property(ies), if required under applicable law or by governmental authority. To the extent reasonably practicable, any and all Alterations shall be made and conducted so as not to disrupt Tenant’s business.

(e)            The cost of any and all Alterations shall be promptly paid by Tenant so that the Property at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations subject to the next succeeding sentence. In the event any such lien shall be filed, Tenant shall, within five (5) days after receipt of notice of such lien, deliver written notice to Landlord thereof, and Tenant shall, within thirty (30) days after receipt of notice of such lien, discharge the same by bond or payment of the amount due the lien claimant. However, Tenant may in good faith contest such lien provided that within such thirty (30) day period Tenant provides Landlord with a surety bond or other form of security reasonably acceptable to Landlord, protecting against said lien. Upon written request from Landlord, Tenant shall provide Landlord promptly with evidence reasonably satisfactory to Landlord that all contractors, subcontractors or materialmen have been paid in full with respect to such Alterations and that their lien rights have been waived or released. In the event Tenant fails to either discharge such lien or protect against such lien in accordance with the foregoing, then Landlord shall have the option (but not the obligation) to pay such lien or post a bond to protect against such lien and pass through such costs to Tenant as Additional Rent.

(f)            Any and all Alterations to the Properties shall become the property of Landlord upon termination of this Lease (except for Tenant’s Personal Property). Landlord may, nonetheless, require Tenant to remove any fixtures, equipment, alterations and other improvements installed on the Property(ies) (the “Additional Improvements”), and restore the Property(ies) to its original condition, reasonable wear and tear and damage caused by casualty or condemnation excepted; provided that Landlord informed Tenant in writing at the time that Landlord approved Tenant’s request to install the Additional Improvements that such Additional Improvements must be removed by Tenant at the end of the Term (failing which Tenant shall not be required to remove such Additional Alterations). In addition, Tenant shall not be required to remove any fixtures, equipment, alterations and other improvements installed on the Property(ies) existing on the Propery(ties) on the Commencement Date. In the event that Landlord so elects, and Tenant fails to remove the Additional Improvements, Landlord may remove the Additional Improvements at Tenant’s cost, and Tenant shall pay Landlord on demand all reasonable costs actually incurred in removing Additional Improvements and restoration of the Premises as required.

Article 11. INDEMNITY AND INSURANCE

11.1          Indemnification.

(a)            As used in this Lease, (w) “Landlord Parties” means, collectively, Landlord, Landlord’s Affiliates and Landlord’s Lenders; (x) “Landlord’s Affiliates” means Landlord’s members, partners, officers, directors, shareholders, employees, agents or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Landlord (for purposes of this definition, the term “control,” “controlled by” or “under common control with” means the power, direct or indirect, to direct or cause the direction of the management and policies of Landlord, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise); and (y) “Landlord’s Lenders” means any persons or entities providing financing to Landlord or Landlord’s Affiliates, secured by a mortgage, deed of trust, deed to secure debt or similar interest, encumbering Landlord’s fee simple interest in the Properties or portion thereof (whether or not any such person or entity is also a Landlord’s Lender). To the extent not prohibited by law, none of the Landlord Parties shall be liable, under any circumstances, and Tenant hereby releases all Landlord Parties, for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other person in or about the Properties, whether the same are caused by (a) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain; or (b) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing and plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements; or (c) theft, acts of God or nature, acts of the public enemy, riot, strike, insurrection, civil unrest, war, court order, requisition or order of governmental body or authority; or (d) any act or omission of any other occupant of the Properties; or (e) operations in construction of any private, public or quasi-public work; or (f) Landlord’s reentering and taking possession of the Properties in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided; or (g) any other cause, including damage or injury which arises from the condition of the Properties, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or which may arise through repair, alteration or maintenance of any part of the Properties or failure to make any such repair, from any condition or defect in, on or about the Properties; provided, however, that the foregoing release set forth in this Section 11.1 shall not be applicable to any claim against a Landlord Party to the extent, and only to the extent, that such claim is directly attributable to the gross negligence or willful misconduct of such Landlord Party, as determined by a final, non-appealable judgment (or by a judgment which such Landlord Party elects not to appeal) by a court of competent jurisdiction. Without limiting the foregoing, Tenant hereby waives any right to any direct or indirect consequential or punitive damages against any Landlord Parties arising out of any claim in connection with or related to this Lease, the Properties, or any portion thereof.

(b)            In addition to any and all other obligations of Tenant under this Lease (including, without limitation, under any indemnity or similar provision set forth herein), to the extent permitted by law, Tenant hereby agrees to fully and forever indemnify, protect, defend (with counsel selected by Landlord) Landlord, and hold all Landlord Parties free and harmless or, from and against any losses, cost, damage, expense and/or liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising at any time and from any cause whatsoever in or about the Properties, claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, or expenses (including, without limitation reasonable attorneys’, consultant, testing and investigation and expert fees and court costs), whether known or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its subtenants, agents, employees, contractors or invitees in or about the Properties; (ii) any failure on the part of Tenant to comply with any applicable law, code or regulation, including, without limitation, all Environmental Laws; (iii) any Event of Default under this Lease (including, without limitation, as a result of any termination by Landlord, following an Event of Default, of any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Properties; (iv) any other loss, injury or damage described in this Section 11.1(b); (v) in connection with mold at the Properties; or (vi) work or labor performed, or materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Properties; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or Release at, on, under, to or from the Properties of Hazardous Materials in violation of Environmental Law. All of the personal or any other property of Tenant kept or stored at, on or about the Properties shall be kept or stored at the sole risk of Tenant. Without limiting the foregoing, Tenant shall pay on demand all reasonable out-of-pocket fees and costs of Landlord (including, without limitation, reasonable attorneys’ fees and costs) in connection with any enforcement by Landlord of the terms of this Lease and any amendment to this Lease requested by Tenant.

(c)            The provisions of this Article 11 are Surviving Obligations (defined below). To the extent permitted by applicable laws, Tenant hereby waives the provisions of any applicable laws restricting the release of claims, or extent of release of claims, which Tenant does not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant’s decision to agree to the release contained in this Article 11. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Properties and all dealings in connection therewith. For purposes of this Lease, “Surviving Obligations” means any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

11.2         Insurance.

(a)            Insurance Company Requirement. Insurance required by this Lease shall be issued by companies holding a general policyholder’s rating of A/VIII or better as set forth in the most current issue of Best’s Insurance Guide or A- and better by S&P, and authorized to do business in the state in which the Properties are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.

(b)            Insurance Certificate Requirements. Tenant shall deliver to Landlord evidence of the existence and amounts of the insurance with additional insured endorsements and loss payable clauses as required herein. Tenant shall deliver to Landlord a Certificate of Liability Insurance in connection with Tenant’s liability policy(ies), and an Evidence of Property Insurance in connection with Tenant’s property policy(ies). No policy shall be cancelable or subject to reduction of coverage or other modification that reduces the then-current coverage limits except after thirty (30) days’ prior written notice to Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the liability of Tenant arising under or out of this Lease.

(c)            Blanket Policies. The insurance required to be maintained herein may be carried under blanket policies. The insurance shall provide for payment of loss to Landlord and Landlord shall be reflected as an additional insured.

(d)            Minimum Acceptable Insurance Coverage Requirements.

(i)            Tenant shall, at Tenant’s expense, obtain and keep in full force during the term of this Lease a Commercial General Liability policy of bodily injury and property damage insurance written on an occurrence basis insuring Tenant (with Landlord as an additional insured) against any liability arising out of ownership, use, occupancy, or maintenance of the Properties and all of their appurtenant areas. The insurance shall be in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in aggregate per Property; provided however, following receipt of written notice to Tenant, the limits of such insurance may be increased from time to time during the term of the Lease to such amount as may be deemed commercially reasonable by Landlord in the area where the Properties are located for properties reasonably similar to the Properties. The policy shall provide blanket contractual liability coverage. However, the limits of the insurance shall not limit the liability of Tenant. In addition, Tenant shall, at Tenant’s expense, obtain and keep in full force during the term of this Lease an umbrella liability policy in an amount not less than Ten Million Dollars ($10,000,000) in excess of primary insurance. The insurance to be maintained by Tenant pursuant to this Section (d) shall be primary and not contributory to any other insurance maintained by Landlord.

(ii)            Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a “Special Form” (as such term is used in the insurance industry) policy of property insurance covering loss or damage to the Properties. The insurance shall be in an amount not less than the full guaranteed replacement cost of the building(s). The policy shall contain only standard printed exclusions; include an agreed value endorsement waiving any co-insurance penalty, and an ordinance or law coverage endorsement covering increased costs resulting from changes in laws or codes, demolition and removal of the damaged structure, and terrorism. Tenant shall have commercially reasonable deductibles for such insurance; provided that only if the Properties generate an annual cash flow of at least $1,000,000 for two (2) consecutive years, then the deductible can be an amount up to $50,000.

(iii)           Equipment Breakdown (also known as boiler and machinery) Insurance covering the full replacement cost.

(iv)           If any of the Properties are located in Flood Zone A or V as defined by the Federal Emergency Management Agency (FEMA), Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of insurance covering loss or damage due to flood with respect to those Properties, which shall include National Flood and Excess Flood insurance.

(v)            Tenant shall also obtain and keep in force during the term of this Lease a policy of Business Interruption insurance covering a period of eighteen (18) months. This insurance shall cover all Taxes and insurance costs for the same period in addition to eighteen (18) months’ lease rent amount.

(vi)           Tenant shall also obtain and keep in force during the term of this Lease a worker’s compensation policy, insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which each of the Properties are located, including Employer’s Liability insurance, in an amount of not less than One Million Dollars ($1,000,000).

(vii)          Should any financial assurance requirements pursuant to Environmental Laws be imposed on Tenant’s use of, or activities at, the Properties, Tenant promptly and timely shall comply with those requirements as they take effect. Tenant shall maintain, in form and content acceptable to Landlord (and only containing those exclusions and exceptions acceptable to Landlord) pollution liability insurance in favor of Landlord which names Landlord as, an additional insured as set out in Section 11.2(e) herein, and any third parties which might be affected, in an amount of at least One Million Dollars ($1,000,000) per occurrence providing coverage for the investigation and/or remediation of any Hazardous Materials released at, on, under or from the Properties, property damage (including, without limitation, natural resource damages) and compensation for personal injuries, specifically including all pre-existing conditions. Tenant shall provide a certificate of insurance evidencing such required coverage prior to the Commencement Date, and such certificate shall provide that the policy may not be cancelled or amended in any material respect without thirty (30) days’ prior written notice to Landlord.

(e)            Additional Insureds. Tenant shall name as additional insureds (by way of a CG 20 26 endorsement or similar endorsement) and loss payees on all insurance, Landlord, Landlord’s Mortgagee, Landlord’s successor(s), assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:

TENANT, ITS OFFICERS, DIRECTORS, MEMBERS AND ALL SUCCESSOR(S), ASSIGNEE(S), SUBSIDIARIES, CORPORATIONS, PARTNERSHIPS, PROPRIETOR-SHIPS, JOINT VENTURES, FIRMS, AND INDIVIDUALS AS HERETOFORE, NOW, OR HEREAFTER CONSTITUTED ON WHICH THE NAMED INSURED HAS THE RESPONSIBILITY FOR PLACING INSURANCE AND FOR WHICH SIMILAR COVERAGE IS NOT OTHERWISE MORE SPECIFICALLY PROVIDED.

11.3          Mortgage Endorsement. If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear; provided that insurance proceeds relating to a casualty shall be applied as described in Section 12.

11.4          Renewals, Lapses or Deficiencies. Tenant shall, within ten (10) business days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or renewal binders. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Properties of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately pay to Landlord, as Additional Rent, an amount equal to the total cost of premiums and expense of such insurance placement plus reasonable handling fees. Tenant shall not do or permit to be done anything that shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord’s demand Tenant shall immediately pay to Landlord, as Additional Rent, an amount equal to the additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance.

11.5          Waiver of Subrogation. Each of Landlord and Tenant hereby waives and releases any and all right of recovery against the other, including, without limitation, their respective employees and agents, arising during the term of this Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Properties that is covered by the insurance required to be maintained herein. This waiver is in addition to any other waiver or release contained in this Lease. Tenant shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Landlord upon written request.

Article 12. PARTIAL AND TOTAL DESTRUCTION OF THE PROPERTIES

12.1          Restoration. If at any time during the Lease Term, any Property (other than the Tenant Retained Parcel) or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall promptly apply for all necessary permits, but in any event not later than 60 days after the final adjustment of insurance with respect to the casualty (or, if an uninsured casualty, after the date of damage or destruction), subject to Force Majeure extension, and upon issuance of such permits thereafter diligently proceed to repair, replace or rebuild such Property (but not the Tenant Retained Parcel) as nearly as possible to their condition and character immediately prior to such damage with such variations and Alterations required by Tenant to conform to design standards then in effect for the Property in accordance with the Use or changes in applicable law and building regulations (the “Restoration Work”). In no event shall the repair or replacement of a casualty at a Property extend beyond any applicable period which would cause a default under, or provide any person with a right to purchase a Property, under a real property covenant or restriction affecting such Property. If the Tenant Retained Parcel is damaged during the Term, Tenant may elect in its sole discretion whether to complete the Restoration Work or any portion thereof; provided that in any event, the Tenant Retained Parcel must remain in compliance with applicable laws.

12.2          All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of Tenant’s Personal Property and any portion of insurance proceeds related to improvements on the Tenant Retained Parcel provided that Landlord has received sufficient funds to restore the Property back to its original condition; and (ii) insurance proceeds payable from comprehensive general public liability insurance, or any other liability insurance) at any time as a result of casualty to the Properties shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Tenant. If insurance proceeds as a result of a casualty to the relevant Property(ies) are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall be responsible for the payment of such amounts necessary to complete such work.

12.3          This Lease shall not be affected in any manner by reason of the total or partial destruction to any Property or any part thereof and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender any Property or any portion thereof because of the total or partial destruction of any Property (prior to the expiration of the Lease). Base Rent and Additional Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.

Article 13. CONDEMNATION

13.1          Vesting Date. If 50% or more of any Property, or more than 50% of the existing access to or from any Property, or if reasonable means of access to or from any Property, shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof and such taking makes such Property unusable for the purposes set forth in Article IV (a “Total Taking”), then this Lease shall terminate as to such Property as of the date that possession has been so taken (the "Vesting Date").

13.2          Condemnation.

(a)            In the event of a taking of less than 50% of any Property or 50% of the access thereto, Tenant may elect to terminate this Lease as to such entire Property (and not just the portion thereof so taken) and not restore such Property if, by reason of the taking, the taking shall result in a diminution in value of more than 25% of the Property and as a result of such taking Tenant’s business at the Property has been materially and adversely affected. Tenant’s business at the Property will be deemed materially adversely affected only if there is (i) a taking of a portion of the Building located at any Property making the Building obsolete or not reasonably usable for Tenant’s Use in substantially the same manner as before such taking, (ii) a taking of access to the Property in which an alternative access is not available, or (iii) a taking of a significant number of parking spaces where the remaining spaces are inadequate for Tenant’s Use or violates applicable laws and alternative parking spaces are not available, or (iv) a taking that would preclude use of the Property for its current use under applicable zoning or other use regulations.

(b)            In the event of a Total Taking described in Section 13.1, or Tenant elects by reason of any of the events described in Section 13.2(a) to terminate the Lease as to a Property (“Condemned Property”), Tenant shall give written notice to Landlord of its intention to so terminate within 60 days after the Vesting Date or the date of such taking, and this Lease shall terminate with respect to the Condemned Property as of the date of such taking. In the event the condemning authority revokes or terminates its condemnation proceeding, Landlord, prior to the date set for termination of this Lease with respect to the Condemned Property may, by notice to Tenant, elect to rescind such termination. In the event of such termination, however, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Base Rent and any then accrued Additional Rent in each case payable under this Lease to the date of such termination, and neither party shall have any further rights or liabilities under this Lease with respect to the Condemned Property (except for rights and liabilities that explicitly survive termination or expiration of the Lease as set forth herein). With respect to any items of Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The covenants and agreements with respect to the adjustment and payment of items of Additional Rent shall survive the termination of this Lease.

13.3          Termination. In the event of a taking resulting in the termination of this Lease with respect to a Condemned Property pursuant to the provisions of Sections 13.1 or 13.2, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award shall be distributed as follows:

(a)            Landlord shall have the unqualified right to pursue its remedies against the condemnor for the full value of Landlord's fee interest and other property interests in and to the Properties (excluding the Tenant Retained Parcel) including, without limitation, the Building and Property Equipment.

(b)            Tenant shall have the right to pursue its remedies against the condemnor for the full value of Tenant's leasehold estate and the Property Equipment including, without limitation, the interruption of its business, loss of goodwill, and moving expenses, provided that any such claim does not serve to diminish, in any respect, Landlord’s potential award.

13.4          Reconstruction. In case of a taking of less than 50% of any Property or 50% of the access thereto, Tenant shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct the affected Property to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as “Reconstruction Work”). Landlord shall reimburse Tenant for the cost of the Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all costs and expenses reasonably incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed pursuant to (and subject to) the requirements for Alterations set forth in Article 10.

13.5          Base Rent Reduction. In case of a taking of less than 50% of a Property, or less than 50% of the access thereto, and if this Lease is not terminated as to such Property as provided in Section 13.2 above, the Base Rent payable hereunder shall, from and after the date of such taking, be reduced by an amount equal to the product of (i) 6.0% multiplied by (ii) the net condemnation proceeds retained by Landlord after the application of any such proceeds to the repair, restoration, or replacement necessitated by the condemnation.

13.6          Temporary Taking Compensation. Any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result thereof.

13.7          Base Rent Reduction Due to Lease Termination. Upon a condemnation event in which the Lease is terminated with respect to a Condemned Property, Tenant shall pay all Base Rent and Additional Rent and other charges with respect to the Condemned Property to the date of termination. After such date, Base Rent due under this Lease shall be reduced by a fraction of the Base Rent, which fraction will have a numerator equal to the net condemnation proceeds retained by Landlord in such Condemned Property (as determined in connection with the condemnation proceeding or the agreement between the condemnor and Landlord in settlement of such proceeding) and the denominator of which equals the sum of the greater of the (i) then-current appraised value of all of the Properties (including the condemned Property but excluding the Tenant Retained Parcel) or (ii) Landlord’s total cost basis in the Property(ies). The cost of any appraisals shall be paid out of applicable condemnation proceeds.

Article 14. ASSIGNMENT AND SUBLETTING

14.1          Tenant’s Right of Assignment and Subletting. Tenant shall not voluntarily or by operation of law assign or sublease its interest in this Lease or in the Properties, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment or sublease made without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default under this Lease. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any sublease request provided that such sublease (i) prohibits any noxious use, (ii) does not release Tenant from any obligation under this Lease, (iii) such sublease does not extend beyond the Term, and (iv) Landlord is named as a notice party in the sublease; and (v) Landlord receives copies of all sublease documents reasonably requested. It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease if the proposed transferee or sublessee does not meet certain reasonable criteria, including, but not limited to, the transferee’s financial condition, the nature, quality and character of the transferee, the identity or business character of the transferee, the nature of the use and occupancy and the transferee’s business experience. Tenant shall promptly reimburse Landlord for any actual costs incurred by Landlord relating to any request for an assignment or sublease as set forth in this Article 14.

14.2          Permitted Assignment. Notwithstanding Section 14.1 above, Tenant may assign this Lease without Landlord’s consent (a “Permitted Assignment”) and Tenant shall be released from liability under this Lease from and after the effective date of such Permitted Assignment, provided that: (i) Tenant has not previously received written notice from Landlord of an Event of Default that is continuing as of the effective date of such assignment; (ii) no later than ten (10) days after the effective date of such assignment, Landlord is provided with written notice and copies of all conveyance or transfer documents in connection with such assignment; (iii) such Permitted Assignment occurs in connection with a sale of all or substantially all of Tenant’s assets, stock or other interests (or the stock or interests of Tenant’s corporate parents (i.e. a direct or indirect change of control), and (iv) the third party assignee has (a) an investment grade credit rating as provided for by S&P / Moody’s, or (b) creditworthiness substantially equal to or superior than that of Tenant at the time of such assignment with evidence of such creditworthiness provided to Landlord, based on standards reasonably determined by the Landlord.

14.3          Subletting. Tenant shall have the right to sublet any portion of the Property at any time without Landlord’s consent (a) to any sublessee that is owned by or under common control of Tenant, or (b) to any sublessee of the Tenant Retained Parcel. Otherwise, Landlord’s consent shall be required for any subletting of the Property, which consent shall not be unreasonably withheld, conditioned or delayed, provided that such sublease (i) prohibits any Noxious Use, (ii) does not release Tenant from any of its obligations under the Lease, (iii) does not extend beyond the primary term of the Lease, and (iv) Landlord is named as notice party and receives copies of all sublease documentation reasonably requested by Landlord. Upon any sublease, Landlord may require the Tenant and subtenant to execute a subordination, non-disturbance and attornment agreement in form reasonably acceptable to Landlord, Tenant and subtenant; provided that the terms of such sublease shall not be modified thereby. In addition, if the subtenant or Landlord requests the other to execute a subordination, non-disturbance and attornment agreement in connection with such sublease, subtenant or Landlord will not unreasonably withhold or delay its consent to such agreement, provided that in the event of the cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease by operation of law prior to the expiration date of the sublease, subtenant shall make full and complete attornment to Landlord under either the terms of this Lease or the terms of the sublease, in Landlord’s sole and absolute discretion. In the event that this Lease is terminated or cancelled, and Landlord, following request by a subtenant, elects to apply the terms of this Lease to a subtenant, Base Rent for the Properties subleased to such subtenant shall be determined by fair market value appraisal obtained by Landlord at the time of termination of this Lease, but not less than any allocation of Base Rent to the Property in this Lease.

14.4          Landlord’s Option to Preserve Subtenancies. In the event of Tenant’s surrender of this Lease or the termination of this Lease in any other manner as provided herein, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder. No merger shall result from Tenant’s sublease of the Properties under this Section 14.4, Tenant’s surrender of this Lease, or the termination of this Lease in any other manner.

14.5          Tenant’s Assignment of All Rent from Subletting as Security for Tenant’s Obligations. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Properties (other than the Tenant Retained Parcel) as permitted by this Lease, which assignment shall become effective immediately upon an uncured Event of Default. Until a default by Tenant beyond any applicable cure period, Tenant may collect and retain all rents from any subletting of all or a part of the Properties (other than the Tenant Retained Parcel). In the event of a material default by Tenant beyond any applicable cure period, Landlord, as assignee, or a receiver for Tenant appointed on Landlord’s application, may collect the rent and apply it toward Tenant’s obligations under this Lease.

14.6          Continuing Obligation of Tenant. Except as otherwise expressly provided herein, no transfer permitted by this Article 14 shall release Tenant or any guarantor of Tenant’s obligations under this Lease or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article 14. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease past any applicable cure period, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease, except that Tenant shall not be liable for any extension of the term or increase in rentals made without Tenant’s prior written consent.

14.7          Landlord’s Right of Assignment. This Lease shall be fully assignable by the Landlord or its successors and assigns. From and after the effective date of any such assignment, provided that the assignee has expressly assumed Landlord’s obligations hereunder, Landlord will be released from any liability thereafter arising with respect to the Properties. Without limiting the foregoing, Tenant agrees that Landlord may agree with any purchaser or assignee of the Properties to provide (or have a Landlord’s Affiliate provide) asset management and/or act as servicer regarding the Properties, provided that such services shall not interfere with or impede Tenant’s use and occupancy of the Properties.

14.8          Creation of New Leases. Notwithstanding anything to the contrary in this Lease, at any time and from time to time, Landlord may, without consent or approval from Tenant: (i) sever this Lease with respect to one or more of the Properties and thereby remove such Property(ies) from this Lease and subject such Property(ies) to one or more new lease agreements (each, a “New Lease”) that will be on substantially the same terms and conditions as are in this Lease (except for (A) revisions to the amount of Base Rent which shall be determined by Landlord and allocated to such Property(ies), (B) revisions to the annual escalation of Base Rent as set forth below, (C) the commencement date of such New Lease, which shall be set forth therein and (D) the deletion of this Section 14.8 from such New Lease), which New Lease will be for the purpose of transferring title to such Property and the New Lease to a third party; (ii) sever this Lease with respect to one or more of the Properties, and cause such Property(ies) to be subject to one or more separate lease agreements between Landlord and Tenant upon substantially the same terms and conditions as this Lease, except for revisions to the description of the Property(ies) and the amount of Base Rent; or (iii) assign to a third party any part of this Lease or any lease agreement created pursuant to this Section 14.8.  The landlord under any such New Lease is referred to herein as the “Successor Landlord”.  The Base Rent under the New Lease may be increased, at Landlord’s sole election, by an amount that will cause the aggregate Base Rent over the remaining term of the New Lease, after accounting for the revised rent escalation structure set forth below, to be equal to the aggregate Base Rent payable for such Properties over the remaining term of this Lease if this Lease had not been amended and restated. The new Base Rent will become effective as of the date Landlord (or Successor Landlord) and Tenant execute the New Lease (such increase being referred to as the "Base Rent Increase").  The new rent, as established under the Base Rent Increase will escalate by two percent (2.0%) per annum.  Notwithstanding anything to the contrary herein, while Landlord may modify the Base Rent and escalations as provided herein, in no event will the aggregate amount of modified Base Rent and escalations for the remainder of the Term exceed the aggregate amount of the original Base Rent and escalations for the remainder of the Term before such modifications. The New Lease shall be executed by Tenant within ten (10) days after request from Landlord to sever this Lease as provided herein. In the event that Tenant does not execute the New Lease within such ten (10) day period, and Tenant does not further execute the New Lease following a second notice of five (5) days, then an automatic Event of Default will be deemed to have occurred and Landlord shall have all remedies provided under this Lease. Any New Leases may, at Landlord’s election, contain default provisions that cross-default the New Leases with each other or with this Lease provided that all such cross-defaulted leases are held by one landlord or affiliated landlords.

14.9          Tenant’s Leasehold Financing. Notwithstanding anything to the contrary herein, Tenant may, without the prior consent of Landlord, encumber, hypothecate or mortgage its leasehold estate and Tenant’s Personal Property herein (the “Leasehold Mortgage”). The Leasehold Mortgage shall encumber only Tenant’s interest under this Lease, and in no event shall the right granted herein to the Tenant to mortgage or otherwise encumber the Tenant’s leasehold interest be deemed or interpreted as a subordination by the Landlord of the Landlord’s interest in this Lease or fee interest in the Property(ies), it being expressly agreed that, under no circumstances, shall the Tenant have any right to mortgage or encumber the Landlord’s interest in this Lease or fee interest in the Property(ies).

Article 15. DEFAULT AND TERMINATION

15.1          Event of Default. The occurrence of any of the following events (each an “Event of Default”) shall constitute a default under this Lease by Tenant:

(a)          Nonpayment of Base Rent. Failure to pay any installment of Base Rent hereunder when payment is due; provided, however, notwithstanding the occurrence of such a default, Landlord shall not be entitled to exercise its remedies set forth below other than the imposition of a Late Fee and default interest, as set forth below, unless and until Landlord shall have given Tenant notice of such default and a period of five (5) business days from the actual receipt of such notice shall have elapsed without such default being cured ; provided that Landlord shall only be required to provide one (1) notice for a default under this Section 15.1(a) during any twelve (12) month period of the Lease, and any subsequent default following receipt of such 1st notice under this Section 15.1(a) during such 12-month period shall be an immediate Event of Default in which event Landlord may serve a written five (5) days’ notice of termination of this Lease or any portion thereof upon Tenant, and, upon the expiration of such five (5) days, this Lease or any portion thereof and the Term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter provided.

(b)          Nonpayment of Additional Rent. Failure to pay any amount of Additional Rent on or before the date when due and such failure continuing for twenty-one (21) days following delivery to Tenant by Landlord of written notice specifying such failure.

(c)          Insolvency. If at any time during the Term, (i) proceedings in bankruptcy are instituted (voluntarily or involuntarily) by or against Tenant, that result in the filing of a voluntary petition or the entry of an order for relief, or (ii) Tenant files, or any creditor or other person files against Tenant, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy Code of the United States of America (or under any other present or future federal or state statute, law or regulation of similar intent or application), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or (iii) a trustee or receiver is appointed to take possession of any of the Property, or of all or substantially all of the business or assets of Tenant, and such appointment is not vacated or withdrawn and possession restored to Tenant within sixty (60) days thereafter, or (iv) a general assignment or arrangement is made by Tenant for the benefit of creditors, or (v) any sheriff, marshal, constable or other duly-constituted public official takes possession of any of the Properties, or of all or substantially all of the business or assets of Tenant by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, or (vi) Tenant files an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant, respectively, in any such proceeding; or (viii) within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

(d)          Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant, or any affiliate of Tenant, was materially false or misleading when given.

(e)          Required Documents. The failure by Tenant to deliver any of the documents required pursuant to this Lease (the “Required Documents”), within the time periods required pursuant to such sections. In addition to any rights or remedies otherwise set forth herein, if Tenant fails to provide to Landlord or its designee any of the Required Documents within the applicable time periods set forth in this Lease, Tenant shall pay to Landlord, at Landlord’s option and in its discretion, an amount equal to $500 per diem for each Required Document (up to a maximum of $10,000 per document) that is not delivered within five (5) days after written notice thereof.

(f)          Financial Information; Property Exclusions; Liens. Tenant fails in any of its obligations set forth in Section 6.4, where any such failure continues for a period of fifteen (15) days after written notice of such failure is delivered by Landlord to Tenant; or any claim of lien is recorded against any Property, and such claim of lien continues for thirty (30) days without discharge (by bonding or other means available pursuant to applicable law), satisfaction or provision for payment being made by or on behalf of Tenant.

(g)          Insurance. Any failure of Tenant to maintain the policies of insurance required under this Lease, and such breach continues for a period of five (5) business days after written notice of such failure is delivered to Tenant.

(h)          Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 15.1(a)-(g) above and any such failure continues for a period of thirty (30) days after written notice of such failure is delivered to Tenant; provided, however, if Tenant's failure to comply cannot reasonably be cured within such thirty (30) days period, Tenant shall be allowed up to sixty (60) additional days (for a total of ninety (90) days) to cure the failure so long as Tenant begins the cure within such thirty (30) day period and diligently pursues the cure to completion. Any notice delivered pursuant to this Section 15.1 shall be in lieu of, and not in addition to, any notice required by law.

15.2          Landlord’s Remedies. Landlord shall have any one or more of the following remedies after the occurrence of an uncured default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:

(i)          Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease (or Tenant’s possession to all or any of the Properties), and at any time thereafter recover possession of all or any of the Properties and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any of the Properties without prejudice to any of the remedies that Landlord may have under this Lease. If Tenant fails to so surrender the Properties, then Landlord, without prejudice to any other remedy it has for possession of the Properties or arrearages in rent or other damages, may re-enter and take possession of the Properties and expel or remove Tenant and any other person or entity occupying the Properties or any part thereof, without being liable for any damages, whether caused by negligence of Landlord or otherwise. If Landlord elects to terminate this Lease (or to terminate Tenant’s right of possession), Landlord shall also have the right to reenter the Property or any portion thereof and take possession of and remove all personal property of Tenant, if any, in the Properties. If Landlord elects to terminate this Lease and/or Tenant’s right to possession, or if Tenant’s right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following: (i) all Rent then due under this Lease through the date of termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided (discounted by the discount rate of the Federal Reserve Bank of San Francisco plus one percent (1%), (iv) the cost of reletting the Properties, including without limitation, the anticipated period of vacancy until the Properties can be re-let at its respective fair market rental value; and (v) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default, including but not limited to, tenant improvement costs; reasonable attorneys’ fees; brokers’ commissions; any costs required to return the Properties to the condition required at the end of the Term; the costs of refurbishment, alterations, renovation and repair of the Property; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove; and (vi) all other monetary damages allowed under applicable law. Efforts by Landlord to mitigate the damages caused by the Event of Default (or Tenant’s Default under this Lease) shall not waive Landlord’s right to recover damages under the foregoing provisions.

As used in this subsection (i), the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). To the extent permitted by applicable laws, Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing, including, without limitation, any rights to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Properties after any termination of this Lease. Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing, to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Properties after any termination of this Lease.

(ii)          If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under law. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Properties, or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant’s right to possession and this Lease. If Landlord elects to relet the Properties or any portion thereof for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, attorneys’ fees, alterations and repairs to any of the Property, and tenant improvement costs, if any); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.

(iii)          Landlord may pursue any other remedy now or hereafter available to Landlord under the laws and judicial decisions of States in which the Properties are located in addition to and not as an alternative remedy to those provided hereunder.

(iv)          In the event Tenant incurs any monetary default related to any existing indebtedness that secures the Properties and which is not cured within one hundred and fifty (150) days, Landlord shall have the right terminate the Lease.

(v)          Upon the occurrence of an Event of Default, Landlord shall have all rights and remedies hereunder and under applicable law immediately. Except only as may be required by statute which cannot be waived lawfully, (i) Landlord shall have no obligation to give any notice after an Event of Default as a condition to Landlord’s pursuit of any right or remedy; and (ii) Landlord shall have no obligation to accept the attempted or purported cure of, or to waive, any Event of Default, regardless of tender of delinquent payments or other performance by Tenant, or any other event or condition whatsoever; and Tenant shall not have any right to cure any Event of Default, and no right to cure shall be implied. Without limiting the foregoing, after the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Landlord executes and delivers a written agreement in which Landlord expressly states that such Event of Default has ceased to continue. Landlord shall not be obligated under any circumstances whatsoever to execute and deliver any such writing until such default is cured. Without limitation, this Section shall govern in any case where reference is made in this Lease to (x) any “cure” (whether by use of such word or otherwise) of any Event of Default, (y) “during an Event of Default” or “the continuance of an Event of Default” (in each case, whether by use of such words or otherwise), or (z) any condition or event which continues beyond the time when the same becomes an Event of Default.

(vi)          Nothing in this Article shall be deemed to affect Tenant’s obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under this Lease.

The term “Rent” as used in this Section 15.2 means all sums payable by Tenant pursuant to the Lease, including, without limitation, all Base Monthly Rent, Additional Rent, Taxes, and insurance.

15.3          Whether or not Landlord elects to terminate this Lease or Tenant’s right to possession of the Properties on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Properties and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Properties or, in Landlord’s sole discretion, may succeed to Tenant’s interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.

15.4          Waiver of Notice/Performance by Landlord. Notwithstanding any provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency; and (b) if in Landlord’s reasonable determination the continuance of any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons, or damage or loss of value to property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such governmental requirement or default by Tenant, Landlord is compelled or elects to pay any sum of money (including, without limitation, attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of fifteen percent (15%) of such sums, shall be due to Landlord from Tenant within ten (10) days after written demand therefor from Landlord, in addition to any other amounts to be paid by Tenant under this Lease.

15.5          Late Charge. In addition to any interest charged to Tenant under this Section 15.5, if any payment of Base Rent or Additional Rent is not received by Landlord from Tenant when such payment is due to Landlord hereunder, such payment shall be deemed delinquent and cause Landlord to incur additional administrative expense in connection with this Lease. Landlord and Tenant agree that such cost to Landlord is difficult to anticipate or ascertain, and agree that a reasonable estimate of such additional cost to Landlord will cause Tenant to incur a late fee of five percent (5%) on each such delinquent payment (the “Late Fee”), due and payable immediately with the delinquent Base Rent or delinquent Additional Rent, as the case may be.

15.6          Interest. Tenant hereby acknowledges that late payment by Tenant of Base Rent, Additional Rent and/or any other sums due by Tenant hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, in addition to any Late Fee due from Tenant hereunder, any sum due by Tenant under this Lease which is not paid when due shall bear interest at the greater of twelve percent (12%) per annum of such sums (including on the amount of the Late Fee, from the date it is incurred), or the maximum rate allowed under applicable law, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease. Payment of interest and Late Fees shall be in addition to any expenses incurred as Additional Rent on account of such delinquent payment of Base Rent or Additional Rent.

15.7          Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Properties, and any personal property of Tenant may be removed from the Properties and stored in any public warehouse at the risk and expense of Tenant.

15.8          Surrender of Properties. No act or thing done by Landlord or any agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord or a surrender of either or both of the Properties unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to either of the Properties to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Properties or effect any partial or full termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Properties.

15.9          Form of Payment After Default. Without limiting any other obligation of Tenant under this Lease, if Tenant fails to pay any amount due to Landlord under this Lease within the applicable notice and cure periods set forth in this Lease, or if Tenant attempts to pay any such amount by drawing a check on an account with insufficient funds, then Landlord shall have the right to require that any and all subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cashier’s or certified check drawn on an institution acceptable to Landlord, or any other reasonable and lawful form approved by Landlord in its sole and absolute discretion, notwithstanding that Landlord may have previously accepted payments from Tenant in a different form.

15.10          Acceptance of Rent Without Waiving Rights. Payment by Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant’s payments without waiving any right or remedy under this Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.

15.11          Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord shall not impair Landlord’s rights to exercise any other right or remedy to the fullest extent permitted by law. The remedies available to Landlord pursuant to this Article 15 shall survive the expiration or termination of this Lease

15.12          Tenant’s Default. If Tenant is in default of the Lease beyond any applicable cure period, then:

(a)          For so long as Landlord does not terminate Tenant’s right to possession of the Properties, if Tenant obtains Landlord’s sole and absolute consent, Tenant will have the right to assign or sublet its interest in the Lease, but Tenant will not be released from liability.

(b)          All costs of de-identification of the Properties shall be paid by Tenant whether or not Landlord terminates this Lease.

15.13          Default by Landlord. Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after written notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 15.13 shall specify the alleged breach and the applicable Lease provisions. If Landlord shall at any time default beyond the applicable notice and cure period, Tenant shall have the right, for so long as such default is continuing, to cure such default on Landlord’s behalf. Any sums expended by Tenant in doing so, and all reasonably necessary incidental costs and expenses incurred in connection therewith, shall be payable by Landlord to Tenant within thirty (30) days following demand therefor by Tenant, provided, however, that Tenant shall not be entitled to any deduction or offset against any rent otherwise payable to Landlord under this Lease, and in no event may Tenant terminate this Lease in the event of a default by Landlord.

Article 16. RIGHT OF INSPECTION

Landlord and Landlord’s authorized representatives shall have the right after written notice to Tenant, to enter upon the Properties at all reasonable hours for the purpose of inspecting the Properties or of making repairs, additions or alterations in or upon the Properties (following Tenant’s failure to cure any breach of such obligations), and for the purpose of exhibiting the Properties to prospective tenants, purchasers or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any “for sale” signs during the term of the Lease, except during the last twelve (12) months of the Term of this Lease.

Article 17. WAIVER OF BREACH

No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord’s rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

Article 18. NOTICES

18.1          Notice Requirements. All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or if delivery is rejected when delivery was attempted; or (ii) on the date delivered when sent via Overnight Mail via nationally recognized overnight air carrier service (e.g., Federal Express, UPS, DHL, etc.), properly addressed and postage prepaid; or (iii) on the date sent via electronic transmission if, within forty eight (48) hours of such transmission, a copy of such notice is also sent by one of the methods provided in subsection (i), (ii) or (iv) hereunder; or (iv) upon delivery, or if delivery is rejected when delivery was attempted of properly addressed first class mail, postage prepaid with return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance with this Section.

If to Landlord:

Pontus IMB Portfolio

c/o Pontus Capital

Attn: Michael Press

875 Prospect Street, Suite 303

La Jolla, California 92037

Phone Number: (858) 344-8182

Email: mpress@pontuscapital.com

With a copy to:

Foley & Lardner LLP

301 E Pine Street, Suite 1200

Orlando, Florida 32801

Attn: Pamela M. Brown

Phone Number: (407) 244-3271

Email: pbrown@foley.com

If to Tenant:

iMedia Brands, Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344

Attn: CEO

Phone Number: (952) 943-6158

Email:

With a copy to:

iMedia Brands, Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344

Attn: General Counsel

Phone Number: (952) 943-6517

Email:

18.2          Payments Under Lease. Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.

Article 19. RELATIONSHIP OF THE PARTIES

This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or (iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.

Article 20. SUBORDINATION, ATTORNMENT AND ESTOPPEL

20.1          Subordination and Non-Disturbance.

(a)          This Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances (“Mortgages”), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Properties; provided, however, Landlord shall use reasonably efforts to provide Tenant with an SNDA setting forth that so long as Tenant is not in default hereunder, Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld. The SNDA may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Properties, including, without limitation, Tenant’s agreement to attorn as set forth in Section 20.1(b) below. Tenant shall, within ten (10) days following a request by Landlord, execute and acknowledge any subordination agreement in the form substantially set forth in Exhibit C attached hereto, which form shall be subject to the reasonable approval of Tenant and Landlord’s Lender, or other documents required to establish of record the priority of any such encumbrance over this Lease.

(b)          Attornment. In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed if Tenant is not in default beyond any applicable cure period hereunder; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale (“Successor Landlord of Lender”) as Tenant’s landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord’s consent after the Successor Landlord of Lender’s name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord’s prior agreement or consent; and (c) any liability for any act or omission of a prior landlord. At the request of the Successor Landlord of Lender, Tenant shall execute a new lease for the Properties, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease.

(c)          Estoppel Certificate. Each of Landlord and Tenant shall execute and deliver to the other, within ten (10) days after receipt of a request therefor, any estoppel certificate or other statement to be furnished to the requesting party or any prospective purchaser of or any lender against the Properties or Tenant’s leasehold interest hereunder. In the event that Landlord does not deliver the executed estoppel certificate after such ten (10) day notice, then following a second notice of five (5) without receipt of such estoppel certificate, Tenant may act as Landlord’s attorney-in-fact and execute such estoppel certificate on Landlord’s behalf. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: that the Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and expiration dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Properties; that Tenant has accepted the Properties and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; that the affirming party has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease; and such other matters as reasonably may be requested.

Article 21. ATTORNEYS’ FEES

21.1          Recovery of Attorneys’ Fees and Costs of Suit. A party in default of this Lease (“Defaulting Party”) shall reimburse the other party (“Non-Defaulting Party”), upon demand, for any reasonable costs or expenses incurred by the Non-Defaulting Party in connection with any breach or default under this Lease by such Defaulting Party beyond any applicable cure period; whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the non-prevailing party in such action. Tenant acknowledges and confirms that Landlord may impose reasonable administrative, processing or servicing fees, and collect attorneys’ fees, costs and expenses incurred by Landlord or its servicer or management company, in connection with:  (i) any request for release or substitution of any of the Properties, whether or not approved in writing by Landlord; (ii) the procurement of consents, waivers and approvals with respect to any of the Properties or any matter related to this Lease;  (iii) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination or non-disturbance agreement; and (iv) inspections required to make certain determinations under this Lease.

21.2          Party to Litigation. Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by any third party against Tenant, or by or against any person holding any interest under or using the Properties by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

Article 22. CONSENT

Landlord shall have no liability for damages resulting from, nor may Tenant terminate this Lease as a result of any default by Landlord or Landlord’s failure to give any consent, approval, or instruction reserved to Landlord. Tenant’s sole remedy in any such event shall be an action for injunctive relief.

Article 23. AUTHORITY TO MAKE LEASE; COVENANT OF QUIET ENJOYMENT

23.1          Full Power and Authority to Enter Lease. The parties covenant and warrant that each has full power and authority to enter into this Lease.

23.2          Quiet Enjoyment. Landlord covenants, represents and warrants that Tenant shall have and enjoy full, quiet, and peaceful possession of the Properties, their appurtenances and all rights and privileges incidental thereto during the term, as against all persons claiming by, through, or under Landlord, subject to the provisions of this Lease and any title exceptions or defects of title in existence on the Commencement Date or created after the Commencement Date by Tenant.

23.3          No Violation of Covenants and Restrictions. Tenant leases the Properties subject to all encumbrances, covenants, conditions, restrictions, easements, rights of way, and all other matters of record affecting the Properties. Tenant shall not violate, permit a violation, or cause Landlord to violate any recorded covenants and restrictions affecting the Properties. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.

Article 24. HAZARDOUS MATERIAL

24.1          Environmental Compliance. Tenant shall comply with all laws, including Environmental Laws, relating to the use, storage, transportation, disposal, dispensing, sale or Release of Hazardous Materials at the Properties arising from and after the Commencement Date. Without limiting the foregoing, Tenant shall comply with all laws and any groundwater monitoring wells or other monitoring or Remediation environmental equipment located or installed on the Properties, their construction, operation, maintenance, calibration and alarm systems, and promptly shall implement any and all upgrade requirements promulgated by any government agency having jurisdiction at the earliest possible time, but in no event, no later than any applicable deadline announced or promulgated by the government agency. Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to any Release at the Properties, at any time, or any alleged non-compliance with Environmental Laws at the Properties, reasonably promptly (and in no event later than thirty (30) days) after such documents are provided to or generated by Tenant). Tenant also shall promptly notify Landlord of any Release at, on, under or from any Property and promptly shall perform Remediation of any Environmental Conditions as required under Section 24.2 below. All reporting, investigation and/or Remediation requirements under any Environmental Law with respect to any and all Environmental Conditions existing or occurring at the Properties prior to or during the term of this Lease shall not be the responsibility of Tenant.

24.2          Tenant’s Responsibility for Hazardous Materials. Environmental Conditions currently or previously existing or Releases occurring at the Properties shall be the responsibility of Tenant and Tenant shall be liable for and responsible for Remediation of any such Environmental Conditions and Releases in accordance with Environmental Laws, including without limitation, at Tenant’s sole cost (i) Remediation of such Environmental Conditions and Releases as directed by any governmental agency, as required by Environmental Laws; (ii) damages, costs, expenditures and claims for injury to persons, property, the Properties and surrounding air, land, surface water, sediment, and ground water resulting from such Environmental Conditions or Releases; (iii) claims by any governmental agency or third party associated with injury to surrounding air, land, surface water, sediment and ground water or other damage resulting from such Environmental Conditions or Releases; (iv) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by such Environmental Conditions or Releases; (v) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Laws with respect to such Environmental Conditions or Releases; (vi) damages, costs and expenditures for injury to natural resources to the extent caused by such Environmental Conditions or Releases as directed by any governmental agency or otherwise as required by applicable law, including Environmental Laws; and (vii) compliance with Environmental Laws regarding the use, storage, transportation, release, disposal, dispensing or sale of Hazardous Materials.

24.3          Tenant’s Environmental Indemnification. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold each Landlord Party harmless from any and all claims, demands, directives, requirements, orders, suits, judgments, damages, natural resources damage, injuries, fees, penalties, fines, assessments, taxes, costs (including without limitation, reasonable attorneys’ fees, consultant fees and expert fees), liabilities or losses asserted against or incurred by Landlord, which arise from: (i) Hazardous Materials present or Released in violation of Environmental Laws or in excess of applicable reporting standards at or from the Properties prior to or during the Term; (ii) any violation of Environmental Laws by Tenant with respect to the Properties prior to or during the Term; (iii) Tenant’s breach of its obligations, responsibilities and undertakings in this Article; (iv) claims by a governmental entity or unaffiliated third-party or requirements of governmental entities arising out of Hazardous Materials present or Released at, on or from the Properties prior to or during the Lease Term; (v) only in the event the Properties can no longer be used for the Permitted Use, diminution in value of the Properties arising as a sole and direct result of the presence or Release of Hazardous Materials at the Properties prior to or during the Lease Term or the removal or remediation thereof; or (vi) only in the event and to the extent that the Properties cannot temporarily or permanently be used for the Permitted Use, loss of rent at the Properties arising as a sole and direct result of the presence or Release of Hazardous Materials at the Properties prior to or during the Lease Term or the removal or remediation thereof, provided that Landlord proves that such rent was lost as a sole and direct result of such Release of Hazardous Materials and/or the removal or remediation thereof, and provided further that, with respect to (v) and (vi) above, Landlord shall have the obligation to reasonably mitigate such damages (hereinafter collectively referred to as “Environmental Losses”). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by Environmental Laws because of Hazardous Materials present in the soil or ground water on, under or emanating from the Properties arising from Hazardous Materials present or Released at, on or from the Properties prior to or during the Term. Provided that Tenant timely conducts a Termination Investigation (as defined below), Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease for a period of ten (10) years, provided that Tenant’s obligations shall continue to survive with respect to (i) any claims for defense or indemnification by Landlord asserted hereunder against Tenant within such ten (10) year period; and (ii) any Environmental Losses (including without limitation, any claims, demands, directives, orders, or suits) asserted against or incurred by Tenant within such ten (10) year period.

24.4          Records. Tenant shall maintain inventory reconciliation records and release detection and monitoring records and reporting records for any releases of Hazardous Substances, in accordance with applicable Environmental Laws. Tenant shall make, such records available for inspection by Landlord upon reasonable request made by advance (i.e., at least two business days) written notice during normal business hours.

24.5          Tenant’s Notification Obligation. Tenant promptly shall notify Landlord of any of the following: (i) any correspondence or communication received by Tenant from any governmental agency regarding the Properties or Tenant’s operation of the Properties alleging a Release on a Property or violation of Environmental Law; (ii) any material change in Tenant’s operations on the Properties that will change or has the potential to change Tenant’s obligations or liabilities under the Environmental Laws in any material respect; and (iii) any Releases or suspected Releases of any and all Hazardous Materials at or from the Properties.

24.6          Landlord’s Right of Entry. In Landlord’s sole discretion and at Landlord’s sole cost and expense, Landlord, or its representatives or consultants, shall have the right, upon reasonable prior written notice and at times which will have the least impact on the operations of Tenant’s business, to enter upon the Properties for the purpose of conducting a non-invasive environmental audit or assessment to assure that the Properties are in compliance with any applicable Environmental Laws and to participate in any ongoing or planned inspection, tests, borings, measurements, investigation or assessment in order to determine the presence of Hazardous Materials; provided, however, that Landlord shall have the right to conduct Phase II Environmental Assessments if the non-invasive environmental assessment obtained in accordance with this Section 24.6 recommends obtaining a Phase II Environmental Assessment. Notwithstanding anything to the contrary in this Article 24, Landlord shall not be entitled to claim or seek indemnity or defense under this Article 24 above where the relevant Environmental Condition or Remediation obligation results solely from the gross negligence or willful misconduct of Landlord (its agent or contractor) in conducting any below ground investigation of soil or groundwater or other surface or sub-surface water, unless and except for such investigations as are required by Environmental Laws.

24.7          Termination Investigation. Upon the expiration or earlier termination of this Lease with respect to a Property, (“End of the Term”), Landlord may, at Tenant’s sole cost and expense, conduct a phase I non-invasive environmental site assessment of such Property or all of the Properties (“End of Term Phase I”) using a reputable, nationally-recognized environmental consultant selected by Landlord. In the event and to the extent that, as a result of the End of Term Phase I, an environmental consultant identifies Recognized Environmental Conditions (as defined in the ASTM Standard El 527-05 or its equivalent in any amended or superseding ASTM Standard for Phase I environmental site assessments in effect at the End of the Term) (“RECs”) and the environmental consultant recommends a Phase II to confirm the presence or absence of a Release of Hazardous Materials or other conditions associated with such RECs (“Termination Investigation”), then Landlord may, in its sole and absolute discretion, elect to conduct an invasive investigation of any applicable Property (“Phase II”) at Tenant’s sole cost and expense. Tenant shall have the right to be present and split samples taken during the Phase II. If the Termination Investigation reveals violations of applicable Environmental Laws or environmental conditions which require reporting or notice to any governmental agency under applicable Environmental Laws (“Violations or Conditions”), Tenant, at its sole cost and expense, shall promptly undertake such further action as may be necessary or required to cure, investigate or remediate any such Violations or Conditions that are required by Environmental Laws to meet the applicable legal standards for properties similar to the applicable Property (“Cure All Violations and Remediate All Conditions”). Tenant shall obtain Landlord’s approval (not to be unreasonably conditioned, withheld or delayed) of any proposed plans to cure or remediate any Violations or Conditions (including any proposed institutional or engineering controls), as well as the consultant Tenant proposes to retain to conduct or perform the work. Expiration or termination of this Lease shall not relieve Tenant of its obligations hereunder to Cure All Violations and Remediate All Conditions. If Tenant has not Cured All Violations and Remediated All Conditions as set forth herein prior to the End of the Term, then Landlord hereby agrees to grant Tenant, for the limited purpose of carrying out the provisions of this Section, a right and license to enter upon any of the Properties following the expiration or earlier termination of this Lease and continuing until such time as Tenant has Cured All Violations and Remediated All Conditions or otherwise satisfied its obligations under this Article. Said right and license shall be granted by way of a license agreement at the End of the Term, which license agreement shall be in form and substance reasonably acceptable to Landlord and Tenant, and for the avoidance of doubt, Tenant’s entry upon any of the Properties in connection with such cure and remediation shall not be considered a holding-over under this Lease.

24.8          Records Retention. Tenant shall maintain inventory reconciliation records and release detection and monitoring records and reporting records for releases of Hazardous Materials in accordance with applicable Environmental Laws. Tenant shall make such records available for inspection by Landlord during the Term at Tenant’s offices upon reasonable prior written notice, during normal business hours.

24.9          Survival. Provisions of this Article 24 shall survive until ten (10) years after the expiration or earlier termination of the tenancy.

Article 25. GENERAL PROVISIONS

25.1          Recitals. The Recitals set forth above are hereby incorporated by this reference.

25.2          Gender; Number. The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires.

25.3          Captions. Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.

25.4          Exhibits. All attached exhibits are a part of this Lease and are incorporated in full by this reference. Except as specifically provided herein, if any provision contained in any exhibit hereto is inconsistent or in conflict with any provisions of this Lease, the provisions of this Lease shall supersede the provisions of such exhibit and shall be paramount and controlling.

25.5          Entire Agreement. This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Lease.

25.6          Drafting. This Lease shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

25.7          Modification. No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

25.8          Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.

25.9          Enforceability. Tenant warrants and represents that the terms of this Lease are fully enforceable in the locality in which the Properties are located. In the event any provision contained in this Lease is inconsistent or in conflict with local law, custom, or practice, the provisions of this Lease shall supersede and shall be paramount and controlling.

25.10          Severability. In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.

25.11          Successors and Assigns. Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

25.12          Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that, except as otherwise expressly provided under this Lease, if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and an opportunity is granted to Landlord and such holder to correct such violation as provided above.

25.13          Information Provided. Tenant warrants and represents that all information Tenant has provided to Landlord is accurate and correct in all material respects and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease.

25.14          Limitation of Landlord’s Liability. Notwithstanding anything contained in this Lease to be contrary, Landlord shall not incur any liability beyond Landlord’s interest in the Properties upon a breach of this Lease, and Tenant shall look exclusively to such interest in the Properties for the payment and discharge of any obligations imposed upon Landlord under this Lease.

25.15          True Lease. Landlord and Tenant agree that this Lease constitutes a true lease and not a financing or other form of transaction, and is intended to constitute an operating lease. In furtherance of the foregoing, Landlord and Tenant each waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and operating lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of this Lease of the Properties as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that this Lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. For the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with all Properties which must be assumed, rejected or assigned as a whole with respect to all (and only all) of the Properties.

25.16          Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any condition beyond the reasonable control of such party, exclusive of financial inability of a party (including, without limitation, any of the following if beyond the control of (and not caused by) such party: strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, present or future governmental restrictions, regulations or control, insurrection, and sabotage), then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, ninety (90) days. Notwithstanding the preceding, the provisions of this Section 25.16 shall in no event operate to delay the Commencement Date or to excuse Tenant from the payment of all Rent as and when due under this Lease

25.17          No Punitive Damages. Landlord shall not be liable to Tenant, or any of Tenants Affiliates, for any punitive, special, speculative, treble or exemplary damages connected with this Lease, regardless of whether a claim is based in contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act, or similar legal requirement or any other legal or equitable principle, even if advised of the possibility of such claims, unless such claim is made by a third party against a party hereto.

25.18          Waiver of Trial by Jury. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Properties and/or any claim of injury or damage. It further is agreed that in the event Landlord commences any summary proceeding for non-payment of rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

25.19          Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Lease or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Lease.

25.20          Confidentiality. Landlord requires and Tenant agrees to keep the economic terms and conditions of this Lease confidential from all third parties, except as Tenant may be required to disclose such economic terms and conditions to Tenant’s accountant, attorney or as required by applicable law, or in connection with any actual or proposed assignment, sublease, financing or corporate transaction by such party or an actual or proposed sale of the Properties by Landlord (including, without limitation, the listing and marketing of the Properties for sale. Tenant understands that a disclosure of the economic terms and conditions to unauthorized third (3rd) parties may have a severe economic impact on the Landlord. The parties further specifically agree that a breach of this Article “Confidentiality of Lease Terms” shall constitute a material breach under this Lease.

25.21          Patriot Act.

(a)          Tenant represents and warrants that neither Tenant nor its officers, directors, or immediate parent entity (each such owner, a “Beneficial Owner”) (a) is a Person (as defined below) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity. A “U.S. Publicly-Traded Entity” is an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an entity. If Tenant shall at any time determine that an officer, director or Beneficial Owner of Tenant is or has become subject to Executive Order 13224 or is a Person listed on the list referenced in foregoing clause (c) or subject to the limitations or prohibitions referenced in such clause, Tenant will take such steps as a result of such determination as may be required by applicable law. As used in this Article XLII, “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(b)          Tenant represents and warrants that Tenant is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), and each of the officers, directors and Beneficial Owners of Tenant is in compliance with such statutes, enabling legislation or executive orders to the extent applicable to such Persons; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(c)          In the event of a transfer of such title, Landlord (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer, of all liability with respect to Landlord's obligations thereafter to be performed, provided that any Security Deposit in the hands of Landlord or the grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns only during their respective periods of ownership.

(d)          In the event that Landlord sells the Properties, Landlord may transfer and deliver any security given by Tenant to secure the faithful performance of the provisions of this Lease to the purchaser of the real property. Upon such transfer being made, Landlord shall be exonerated from any further liability with respect to said security.

Article 26. tenant retained parcel

26.1          Tenant’s Acquisition of Tenant Retained Parcel. Tenant was the prior owner of the Minnesota Property. Prior to the Commencement Date, Tenant commenced the process of subdividing the Minnesota Property so that Tenant could retain fee ownership of the Tenant Retained Parcel (the “Subdivision”). The Subdivision could not be completed prior to the Commencement Date so the Tenant Retained Parcel was, subject to the terms of this Section 26, conveyed to Landlord and included in the Property under this Lease. Commencing on April 1, 2025 (the “Subdivision Outside Date”), Tenant shall, at its sole cost, use commercially reasonable efforts to complete the Subdivision reflected on the proposed Subdivision Map at Tenant’s expense. Landlord shall reasonably cooperate in assisting Tenant in completing the Subdivision at no expense to Landlord, provided that the proposed Subdivision shall not cause any violations of any laws with respect to Minnesota Parcel, including compliance with zoning and parking laws and regulations. Notwithstanding the foregoing, on that date which is sixty (60) days prior to Tenant’s good faith estimate of the completion of the Subdivision, Tenant must provide Landlord with prior written notice of such date of completion (the “Subdivision Completion Notice”), and Landlord shall have such sixty (60) day timeframe to advise Tenant whether Landlord intends to exercise Landlord’s Purchase Rights as set forth in Section 26.5 below. If Landlord advises Tenant that it intends to exercise Landlord’s Purchase Rights, then upon the Subdivision, Landlord shall assign Landlord’s Purchase Rights to an Affiliate of Landlord or an Affiliate of Landlord’s now-current managing member (the “Landlord Purchasing Entity”), and the Landlord Purchasing Entity shall purchase the Tenant Retained Parcel concurrently with the Subdivision for the TRP Purchase Price. Notwithstanding anything contained in this Section 26.1 to the contrary, Tenant may commence and complete the Subdivision prior to the Subdivision Outside Date, subject to the terms set forth in Section 26.5 below.

The parties acknowledge and agree that Tenant has executed a loan amendment with Tenant’s current lender, Siena Lending, as of the execution date of this Lease (“Lender”) to extend the maturity of its loan facility (the “Facility”) to no earlier than September 30, 2023, with at least one 90-day extension.  In the event that either: (i) the refinance of the Facility on terms and conditions materially similar, particularly in regard to loan term, availability and covenants, with the PNC Commitment Letter dated January 23, 2023, or on terms and conditions acceptable to Landlord in its sole discretion (the “Refinance”) does not occur prior to September 30, 2023, or (ii) in the event Tenant has delivered to Lender and Lender has approved, prior to September 15, 2023, an acceptable executed commitment letter for the Refinance to Lender and Tenant does not refinance Tenant’s Facility prior to December 31, 2023, or (iii) proceedings in bankruptcy are instituted (voluntarily or involuntarily) by or against Tenant, then (x) even if Tenant has completed the Subdivision, the TRP Purchase Price as set forth in Section 26.5(a) below shall be deleted in its entirety and replaced with $100 and may be exercised by Landlord at any time after the December 31, 2023, and (y) if the Subdivision is not yet completed, Tenant’s Subdivision right and Repurchase Right in this Section 26 will terminate. In the event that Tenant’s Subdivision right and Repurchase Right are terminated, Landlord will purchase Tenant’s rights to solely utilize the improvements on the Tenant Retained Parcel for $100 (“Landlord Purchase”), the Lease will continue with respect to the Tenant Retained Property, and Tenant will continue to have the sublease rights in Section 26.2. Following such Landlord Purchase, Landlord will have the right to subdivide the Minnesota Property, at its sole cost and expense.

If any proceedings in bankruptcy are instituted (voluntarily or involuntarily) by or against Tenant, or the Refinance of the Facility has not occurred as provided above, beginning on the earlier of the bankruptcy filing, October 1, 2023 or January 1, 2024, as applicable, and (i) if the Subdivision has not occurred, or (ii) if the Subdivision has occurred and the Tenant Retained Parcel has been conveyed to Tenant and Landlord has exercised the Landlord’s Purchase Right for $100 and the Tenant Retained Parcel is subjected to the Lease as required under Section 26.2, Landlord will have the right to terminate this Lease with respect to the Tenant Retained Parcel by providing Tenant at least thirty (30) days prior written notice, but without automatically terminating any existing TRP Sublease. At Landlord’s discretion, Landlord may terminate any existing TRP Sublease upon one hundred eighty (180) days’ notice. In connection with Landlord’s termination of the Lease with respect to the Tenant Retained Parcel, Landlord must pay to Tenant a “Termination Fee” as follows: (a) $3,000,000 if the termination occurs after December 31, 2023 but before April 1, 2025; or (b) $6,000,000 if the termination occurs on or after April 1, 2025. If Landlord fails to timely pay the Termination Fee by the termination date identified in Landlord’s notice of termination, this Lease will continue in full force and effect with respect to the Tenant Retained Parcel.

For the avoidance of doubt, upon Tenant closing on its Refinance of the Facility prior to September 30, 2023 or December 31, 2023 as set forth above, the terms of this Section 26, including the terms regarding Tenant’s Subdivision rights and Repurchase Right will not in any way be affected.

26.2          Sublease. So long as the Tenant Retained Parcel is subject to this Lease, Tenant shall have the right to sublease the Tenant Retained Parcel subject to the terms and conditions set forth in Article 14 above (“TRP Sublease”). Tenant shall collect and retain all rents from any TRP Sublease. Any TRP Sublease will be subject to Landlord’s commercially reasonable consent, which will not be unreasonably conditioned, withheld or delayed. In the event Tenant exercises its Repurchase Right as outlined in 26.3 hereof and Landlord or Landlord Purchase Entity thereafter purchases the Tenant Retained Parcel pursuant to Section 26.5 hereof for $100, the Landlord, Landlord Purchasing Entity and Tenant will enter an amendment to the Lease such that the Lease terms hereof will once again apply to the Tenant Retained Parcel, without any increase or other change to Base Rent provided hereunder. The amendment will provide that Tenant will pay the apportioned Rent to Landlord and Landlord Purchasing Entity separately, if required. For the avoidance of doubt, in such circumstance the Tenant shall also retain its right under this Lease to collect and retain all rents from any TRP Sublease during the Term of this Lease without an attendant increase to the then-current Base Rent.

26.3          Repurchase Right. Subject to and in accordance with the terms of this Section 26.3, provided that there is not an Event of Default under this Lease, within ten (10) days after all third party approvals and signatures of the Subdivision plat are received and Tenant’s proforma owner’s policy of title insurance are prepared and delivered to Landlord, Landlord shall convey fee title by special warranty deed to the Tenant Retained Parcel to Tenant (or Tenant’s designated Affiliate) for a purchase price of One Hundred Dollars ($100) (the “Purchase Price”) and all costs associated with such closing, including, without limitation, reasonable costs and fees of Landlord (including reasonable attorneys’ fees) (the “Repurchase Right”) in connection with the Repurchase Right. The closing of such conveyance (“Closing”) shall take place at the offices of First American Title Insurance Company (the “Title Company”). The actual date of Closing shall be referred to herein as, the “Closing Date”. The Closing shall be an escrow closing so each Party will deliver any applicable closing documents and funds to the Title Company on or before the Closing Date. Tenant acknowledges and agrees that this Repurchase Right is an integral part of this Lease.

(a)          At Closing, Landlord shall deliver (i) a deed in the same form that Seller received for the Tenant Retained Parcel, (ii) Landlord’s signature to the Subdivision plat mylars, (iii) Landlord’s counterpart to the Reciprocal Easement and Operating Agreement (the “REA”), in the form agreed upon between Landlord and Tenant, and (iv) a commercially reasonable and customary title affidavit required by the title company.

(b)          At Closing, Tenant shall deliver to the Title Company Tenant’s counterpart to the REA, the Purchase Price and all other costs, fees or expenses to complete the Closing, including any Real Estate Taxes and transfer or deed taxes.

(c)          At Closing, Landlord and Tenant shall execute a modification to this Lease to remove the Tenant Retained Parcel from the description of the Properties. The Rent shall not be affected by the conveyance of the Tenant Retained Parcel to Tenant.

(d)          If Landlord fails to close as required herein, Tenant may, in addition to any other remedies provided at law or equity, pursue specific performance to compel Landlord’s conveyance of the Tenant Retained Parcel as provided herein.

26.4          Tenant Right of First Offer. If, for any reason, the Subdivision is not completed pursuant to Section 26.3 above, provided that there is not an Event of Default under this Lease, Tenant shall have a right of first offer to purchase the Minnesota Property (the “Tenant ROFO”) as more fully set forth in this Section 26.4 until the Subdivision is completed and the Tenant Retained Parcel is conveyed to Tenant pursuant to Section 26.3. For the avoidance of doubt, only the original Tenant to this Lease (not any assignees or sublessees) shall have the Tenant ROFO.

(a)          If, prior to completion of the Subdivision and conveyance of the Tenant Retained Parcel to Tenant pursuant to Section 26.3, Landlord desires to sell the Minnesota Property to any third-party purchaser (“Purchaser”), then Landlord shall, as a condition to such sale, first offer the Minnesota Property to Tenant, by providing notice in writing of its intent to market the property (“Tenant ROFO Notice”). Tenant may, within twenty (20) days of receipt of the Tenant ROFO Notice, offer to purchase the Minnesota Property in writing and specify in detail all material terms of the proposed purchase including the closing date (“Tenant ROFO Offer”). Following receipt of the Tenant ROFO Offer, then Landlord shall be free to sell or transfer the Minnesota Property to a third party at a price higher than what Tenant offered to Landlord in the Tenant ROFO Offer.

(b)          Notwithstanding anything to the contrary in the last sentence of Section 26.4(a) above, if at any time within nine (9) months of the Tenant ROFO Offer, Landlord desires to sell the Minnesota Property to Tenant, then Tenant shall be required to purchase the Minnesota Property under the terms and conditions set forth in the Tenant ROFO Offer using Landlord’s standard form of purchase and sale agreement.

(c)          Anything herein to the contrary notwithstanding, the right of first offer herein granted shall not apply to (i) any sale or transfer by Landlord to any Landlord Purchasing Entity, including, without limitation, any partners or joint venturers, (ii) a sale or transfer in connection with (or in lieu of) a condemnation of the Minnesota Property, or (ii) a sale or transfer of the Minnesota Property in connection with a foreclosure of any mortgage (or similar security instrument), or the first subsequent transfer thereafter.

(d)          The right of first offer set forth herein will be subject and subordinate to the lien of any Mortgage encumbering the Minnesota Property, and in furtherance thereof, Tenant agrees that upon request from any lender, Tenant will deliver to such lender and to Landlord such documentation evidencing such subordination as such lender may reasonably require.

26.5          Landlord Right of Purchase. Following the Closing Date as defined in Section 26.3 above, the Landlord Purchasing Entity shall have a right to purchase the Tenant Retained Parcel (the “Landlord Purchase Rights”) as more fully set forth in this Section 26.5.

(a)          At any time after the Closing Date, the Landlord Purchasing Entity shall have the option to purchase the Tenant Retained Parcel for (i) Three Million Dollars ($3,000,000.00) if the Subdivision is completed after the later of (x) October 1, 2023, or (y) the date of the Refinance, on terms and conditions materially similar, particularly in regard to loan term, availability and covenants, with that certain PNC Commitment Letter dated January 23, 2023, or on terms and conditions acceptable to Landlord in its sole discretion, or (ii) Six Million Dollars ($6,000,000.00) if the Subdivision is completed after the Subdivision Outside Date (the “TRP Purchase Price”); it being understood that in no event shall be Subdivision occur prior to October 1, 2023, and if the Subdivision is completed prior to October 1, 2023, then the Repurchase Right set forth in Section 26.3 above shall become null and void and of no further force and effect. Landlord shall provide Tenant with written notice of its intent to purchase the Tenant Retained Parcel, and the parties shall work together in good faith to consummate the closing as soon as reasonably practicable (the “TRP Closing”), provided that if Landlord exercises any right to terminate a TRP Sublease, Landlord has the right to delay Closing until a mutually agreeable date after the TRP Sublease has terminated. Closing costs shall be allocated between the parties pursuant to local custom, and the TPR Closing shall take place at the offices of First American Title Insurance Company using the office of Landlord’s choice.

(b)          If, after the Closing Date, Tenant desires to sell the Tenant Retained Parcel to any Purchaser, and Landlord does not exercise its rights under Section 26.1 above, then Tenant shall, as a condition to such sale, first offer the Tenant Retained Parcel to Landlord at the TRP Purchase Price (the “TRP ROFO Notice”). Landlord or the Landlord Purchasing Entity may, within fifteen (15) days of receipt of the TRP ROFO Notice, elect to purchase the Tenant Retained Parcel in writing under the terms and conditions set forth in Section 26.5(a) above, and a TRP Closing shall occur within sixty (60) days following Landlord’s election to purchase the Tenant Retained Parcel. If Landlord does not timely deliver the TRP ROFO Notice to Tenant, then Tenant shall be free to sell or transfer the Tenant Retained Parcel to a third party.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

Pontus IMB Portfolio, LLC, a Delaware limited liability company		iMedia Brands, Inc., a Minnesota corporation

By: Pontus IMB Managing Member, LLC, a Delaware limited liability company its Manager		/s/ Timothy Peterman
Date: 4/7/2023
By:	/s/ Scott Stokas
Date: 4/7/2023

Signature Page to Master Lease

by and between

Pontus IMB Portfolio, LLC and iMedia Brand, Inc.

MASTER LEASE AGREEMENT

EXHIBIT “A”

LEGAL DESCRIPTIONS

1.          Kentucky Property

Parcel 1:

BEING LOT 1 OF "SUBDIVISION REVISION OF LOTS 1 & 2 OF THE LEON TARTER & GARLAND REEVES PROPERTY SUBDIVISION" AS SHOWN OF RECORD IN PLAT BOOK 42, PAGES 27-29, IN THE WARREN COUNTY CLERK'S OFFICE, WARREN COUNTY, KENTUCKY.

BEING A PORTION OF THE SAME PROPERTY CONVEYED TO VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION FROM DSC VENTURE 100, A KENTUCKY PARTNERSHIP, BY DEED DATED DECEMBER 11, 1996 AND OF RECORD IN DEED BOOK 736, PAGE 262, IN THE WARREN COUNTY CLERK'S OFFICE; AND, BEING A PORTION OF THE SAME PROPERTY CONVEYED TO VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION FROM LEON TARTER AND GARLAND REEVES, A KENTUCKY PARTNERSHIP, AND RHEA K REEVES, WIFE OF GARLAND REEVES, BY DEED DATED DECEMBER 11, 1996 AND OF RECORD IN DEED BOOK 736, PAGE 258, IN THE WARREN COUNTY CLERK'S OFFICE.

Parcel 2:

BEING LOT 1-1 OF "SUBDIVISION REVISION OF LOTS 1 & 2 OF THE LEON TARTER & GARLAND REEVES PROPERTY SUBDIVISION" AS SHOWN OF RECORD IN PLAT BOOK 42, PAGES 27-29, IN THE WARREN COUNTY CLERK'S OFFICE, WARREN COUNTY, KENTUCKY.

BEING THE SAME PROPERTY CONVEYED TO WARREN COUNTY, KENTUCKY FROM VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION BY DEED DATED DECEMBER 1, 2014, AND OF RECORD IN DEED BOOK 1088, PAGE 37, IN THE WARREN COUNTY CLERK’S OFFICE.

2.          Minnesota Property

Real property in the City of Eden Prairie, County of Hennepin, State of Minnesota, described as follows:

Lot 1, Block 1, Shady Oak Industrial Park Third Addition, according to the recorded plat thereof, Hennepin County Minnesota; except that part of Lot 1, Block 1, Shady Oak Industrial Park Third Addition which lies westerly of Line 1 described below:

Line 1. Commencing at the southeast corner of said Lot 1, Block 1, SHADY OAK INDUSTRIAL PARK THIRD ADDITION; thence westerly along the south line of said Lot 1 on an azimuth of 273 degrees 14 minutes 16 seconds for 254.31 feet to the point of beginning of Line 1 to be described; thence on an azimuth of 345 degrees 06 minutes 52 seconds for 190.55 feet; thence on an azimuth of 349 degrees 49 minutes 38 seconds for 509.12 feet to a point hereinafter referred to as Point "A"; thence on an azimuth of 350 degrees 37 minutes 54 seconds for 133.00 feet to the northwest line of said Lot 1 and there terminating.

(abstract property)

EXHIBIT “A-1”

SUBDIVISION MAP

LOT 1
LOT 2
INDUSTRIAL PARK
THIRD ADDITION
MCKINLEY
FIRST ADDITION
PEPPER ADDITION
LIBERTY PLAZA
SHADY OAK
LOT 2
SCALE IN FEET
Gopher State One Call
WARNING:

SITE NOTES

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]

SITE DATA

CURRENT ZONING: [illegible]
PROPOSED ZONING: [illegible]

PROPERTY AREA: [illegible]

[illegible]

PARKING REQUIREMENTS: [illegible]

PARKING STALLS REQUIRED: [illegible]

[illegible]

SHOPHQ

SHOPHQ

LOUCKS

PLANNING
CIVIL ENGINEERING
LAND SURVEYING
LANDSCAPE ARCHITECTURE
ENVIRONMENTAL

[illegible]

QUALITY CONTROL

CONCEPT SITE PLAN

C2-1

EXHIBIT “B”

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of February ____, 2023 by and between ______________________ whose mailing address is ____________________ (“Landlord”) and iMEDIA BRANDS, INC., a Minnesota corporation whose mailing address is 6740 Shady Oak Road, Eden Prairie, MN 55344 (“Tenant”).

RECITALS

A.           Landlord is the fee owner of certain improved real property, which is legally described on the attached Exhibit A (the “Land”) and commonly known as 4811 and 4813 Nashville Road, Bowling Green, Kentucky (the “Buildings”). Collectively, the Land and the Buildings are hereinafter referred to as the “Premises.”

B.           Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Premises.

NOW THEREFORE, Landlord and Tenant agree as follows:

1.           Demise. That for and in consideration of the covenants and agreements contained in that certain Master Lease Agreement dated _____________, 2023, between Landlord, as landlord, and Tenant, as tenant (the “Lease”), covering the Premises, Landlord demises and leases unto Tenant, and Tenant leases from Landlord for the term specified below, the Premises, all in accordance with the terms and provisions of the Lease.

2.           Term. The Lease has an initial term commencing on the Commencement Date (as such term is defined and used in the Lease) and expiring on [September 30, 2045]. As more specifically set forth in the Lease, Tenant has the right to extend the term of the Lease for two (2) separate ten (10) year renewal terms, commencing immediately upon the expiration of the Original Lease Term.

3.           Conflict; Amendment. This Memorandum is not a complete summary of the Lease nor may any provisions of this Memorandum be used in interpreting the provisions of the Lease. If there is any conflict between this Memorandum and the Lease, the Lease shall control. In addition, the Lease may be amended by Landlord and Tenant from time to time without the preparation or filing of an additional Memorandum.

4.           Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease.

5.           Miscellaneous. This Memorandum may be executed in any number of counterparts. All of the signatures to this Memorandum taken together constitute one and the same Memorandum, and any of the parties hereto may execute this Memorandum by signing any such counterpart. This Memorandum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.           Expiration. Tenant shall upon expiration or earlier termination of the Lease execute and acknowledge a written termination in recordable form, of this Memorandum.

[Remainder of page intentionally left blank]

SIGNATURE PAGE

TO

MEMORANDUM OF LEASE

IN WITNESS WHEREOF, Landlord has executed this Memorandum of Lease as of the date first above written.

LANDLORD:

By:
Name:
Title:

STATE OF _______________)

)ss.

COUNTY OF _____________)

The foregoing instrument was acknowledged before this ______ day of ________, 2023, by ________________, the ______________ of _____________, on behalf of the _____________.

Notary Public

SIGNATURE PAGE

TO

MEMORANDUM OF LEASE

IN WITNESS WHEREOF, Tenant has executed this Memorandum of Lease as of the date first above written.

TENANT:

iMEDIA BRANDS, INC., a Minnesota corporation

By:
Name:
Its:

STATE OF _______________)

)ss.

COUNTY OF _____________)

The foregoing instrument was acknowledged before me this ______ day of __________, 2023, by ________________, the ________________ of iMedia Brands, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Faegre Drinker Biddle & Reath LLP (BSB)

2200 Wells Fargo Center

90 South 7th Street

Minneapolis, MN 55402

EXHIBIT A

Legal Description of Land

Parcel 1:

BEING LOT 1 OF "SUBDIVISION REVISION OF LOTS 1 & 2 OF THE LEON TARTER & GARLAND REEVES PROPERTY SUBDIVISION" AS SHOWN OF RECORD IN PLAT BOOK 42, PAGES 27-29, IN THE WARREN COUNTY CLERK'S OFFICE, WARREN COUNTY, KENTUCKY.

BEING A PORTION OF THE SAME PROPERTY CONVEYED TO VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION FROM DSC VENTURE 100, A KENTUCKY PARTNERSHIP, BY DEED DATED DECEMBER 11, 1996 AND OF RECORD IN DEED BOOK 736, PAGE 262, IN THE WARREN COUNTY CLERK'S OFFICE; AND, BEING A PORTION OF THE SAME PROPERTY CONVEYED TO VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION FROM LEON TARTER AND GARLAND REEVES, A KENTUCKY PARTNERSHIP, AND RHEA K REEVES, WIFE OF GARLAND REEVES, BY DEED DATED DECEMBER 11, 1996 AND OF RECORD IN DEED BOOK 736, PAGE 258, IN THE WARREN COUNTY CLERK'S OFFICE.

Parcel No. _____________________

Parcel 2:

BEING LOT 1-1 OF “SUBDIVISION REVISION OF LOTS 1 & 2 OF THE LEON TARTER & GARLAND REEVES PROPERTY SUBDIVISION” AS SHOWN OF RECORD IN PLAT BOOK 42, PAGES 27-29, IN THE WARREN COUNTY CLERK’S OFFICE.

BEING THE SAME PROPERTY CONVEYED TO WARREN COUNTY, KENTUCKY FROM VVI FULFILLMENT CENTER, INC., A MINNESOTA CORPORATION BY DEED DATED DECEMBER 1, 2014, AND OF RECORD IN DEED BOOK 1088, PAGE 37, IN THE WARREN COUNTY CLERK’S OFFICE.

Parcel No. _____________________

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is entered into as of February ____, 2023 by and between ______________________ whose mailing address is ____________________ (“Landlord”) and iMEDIA BRANDS, INC., a Minnesota corporation whose mailing address is 6740 Shady Oak Road, Eden Prairie, MN 55344 (“Tenant”).

RECITALS

C.           Landlord is the fee owner of certain improved real property, which is legally described on the attached Exhibit A (the “Land”) and commonly known as 6700 and 6740 Shady Oak Road, Eden Prairie, MN (the “Buildings”). Collectively, the Land and the Buildings are hereinafter referred to as the “Premises.”

D.           Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Premises.

NOW THEREFORE, Landlord and Tenant agree as follows:

1.           Demise. That for and in consideration of the covenants and agreements contained in that certain Master Lease Agreement dated _______________, 2023, between Landlord, as landlord, and Tenant, as tenant (the “Lease”), covering the Premises, Landlord demises and leases unto Tenant, and Tenant leases from Landlord for the term specified below, the Premises, all in accordance with the terms and provisions of the Lease.

2.           Term. The Lease has an initial term commencing on the Commencement Date (as such term is defined and used in the Lease) and expiring on [September 30, 2045]. As more specifically set forth in the Lease, Tenant has the right to extend the term of the Lease for two (2) separate ten (10) year renewal terms, commencing immediately upon the expiration of the Original Lease Term.

3.           Right of First Offer. Tenant has certain rights of first offer to purchase a portion of the Premises as more particularly set forth in the Lease.

4.           Conflict; Amendment. This Memorandum is not a complete summary of the Lease nor may any provisions of this Memorandum be used in interpreting the provisions of the Lease. If there is any conflict between this Memorandum and the Lease, the Lease shall control. In addition, the Lease may be amended by Landlord and Tenant from time to time without the preparation or filing of an additional Memorandum.

5.           Defined Terms. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Lease.

6.           Miscellaneous. This Memorandum may be executed in any number of counterparts. All of the signatures to this Memorandum taken together constitute one and the same Memorandum, and any of the parties hereto may execute this Memorandum by signing any such counterpart. This Memorandum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.           Expiration. Tenant shall upon expiration or earlier termination of the Lease execute and acknowledge a written termination in recordable form, of this Memorandum. If this Memorandum is filed in the office of the Hennepin County Registrar of Titles, then upon the filing of any such termination, the Registrar is hereby authorized and directed to delete from the pertinent Certificate of Title any memorial of this Memorandum and of the termination instrument.

[Remainder of page intentionally left blank]

SIGNATURE PAGE

TO

MEMORANDUM OF LEASE

IN WITNESS WHEREOF, Landlord has executed this Memorandum of Lease as of the date first above written.

LANDLORD:

By:
Name:
Title:

STATE OF _______________)

)ss.

COUNTY OF _____________)

The foregoing instrument was acknowledged before this ______ day of ________, 2023, by ________________, the ______________ of _____________, on behalf of the _____________.

Notary Public

SIGNATURE PAGE

TO

MEMORANDUM OF LEASE

IN WITNESS WHEREOF, Tenant has executed this Memorandum of Lease as of the date first above written.

TENANT:

iMEDIA BRANDS, INC., a Minnesota corporation

By:
Name:
Its:

STATE OF _______________)

)ss.

COUNTY OF _____________)

The foregoing instrument was acknowledged before me this ______ day of __________, 2023, by ________________, the ________________ of iMedia Brands, Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Faegre Drinker Biddle & Reath LLP (BSB)

2200 Wells Fargo Center

90 South 7th Street

Minneapolis, MN 55402

EXHIBIT A

Legal Description of Land

Real property in the City of Eden Prairie, County of Hennepin, State of Minnesota, described as follows:

Lot 1, Block 1, Shady Oak Industrial Park Third Addition, according to the recorded plat thereof, Hennepin County Minnesota; except that part of Lot 1, Block 1, Shady Oak Industrial Park Third Addition which lies westerly of Line 1 described below:

Line 1. Commencing at the southeast corner of said Lot 1, Block 1, SHADY OAK INDUSTRIAL PARK THIRD ADDITION; thence westerly along the south line of said Lot 1 on an azimuth of 273 degrees 14 minutes 16 seconds for 254.31 feet to the point of beginning of Line 1 to be described; thence on an azimuth of 345 degrees 06 minutes 52 seconds for 190.55 feet; thence on an azimuth of 349 degrees 49 minutes 38 seconds for 509.12 feet to a point hereinafter referred to as Point "A"; thence on an azimuth of 350 degrees 37 minutes 54 seconds for 133.00 feet to the northwest line of said Lot 1 and there terminating.

(abstract property)

EXHIBIT “C”

SNDA

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

_________________________________

_________________________________

_________________________________

_________________________________

(Space Above For Recorder's Use)

AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT ("Agreement") is made as of ___________________, by and among ___________________________, a _______________________ ("Lessor"), ___________________________, a _______________________ ("Lessee"), and ___________________________, a _______________________ (collectively "Lender"), with respect to the following recitals.

RECITALS

A.           Lessor is the owner of a certain tract of land with improvements thereon ("Property"), and said land is more fully described on Exhibit A-1 through A-__ attached hereto and incorporated herein by this reference; and

B.           Pursuant to that certain lease ("Lease") dated as of ______________ between Lessor and Lessee, Lessor did lease, let and demise certain premises in the Property as more fully described in Lease (the "Premises") to Lessee for the period of time and upon the covenants, terms and conditions therein stated; and

C.           By making a Loan, Lender has or is about to become the owner of an indebtedness and holder of a certain Promissory Note, secured by that certain (i) _________________________________ ("Security Instrument"), to be recorded in the Official Records of _________________ County, Florida, constituting a first lien upon the Property, and (ii) ____________________________; and

D.           Lender desires that the Lease be subordinated to the Security Instrument, and that Lessee, at Lessor's sole option, agree to attorn to the purchaser at foreclosure of the Security Instrument in the event of such foreclosure or to Lender in the event of collection of the rent by Lender.

In consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:

1.           That the terms, covenants, provisions and conditions of the Lease and the rights of the Lessee thereunder are and will continue to be subordinate to the Security Instrument, and the lien thereof, and to any renewal, substitution, extension or replacement thereof.

2.            (A)          After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Lessee will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Lessor under the Lease or otherwise in respect of the Property; and such payments shall be made regardless of any right of set-off, counterclaim or other defense which Lessee may have against Lessor, whether as the tenant under the Lease or otherwise.

(B)           In addition, if Lender (or its nominee or designee) shall succeed to the rights of Lessor under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property upon or following foreclosure of the Security Instrument, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, each being a "Successor-Lessor"), Lessee shall attorn to and recognize Successor-Lessor as Lessee's landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Lessor may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Lessor and Lessee upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Lessor shall not:

(i)           be liable for any previous act or omission of Lessor under the Lease;

(ii)          be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Lessee against Lessor;

(iii)         be bound by any modification of the Lease or by any previous prepayment of rent or additional rent for more than one (1) month which Lessee might have paid to Lessor, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv)         be liable for any security deposited under the Lease unless such security has been physically delivered to Lender; and

(v)          be responsible for the performance of (or contribution toward) any work to be done by the landlord under the Lease to render the Premises ready or available for occupancy by Tenant, or required to remove any person occupying the Premises or any part thereof; or.

3.           If any Successor-Lessor succeeds to the interest of Lessor under the Lease, such Successor-Lessor and Lessee hereby agree that, for so long as Lessee complies with and performs its obligations under the Lease, Successor-Lessor shall not disturb Lessee's possession of the Premises. Notwithstanding the foregoing, in the event Lessee fails to comply with and perform its obligations under the Lease, Successor-Lessor may elect to terminate the Lease, and in such event, Lessee shall be deemed to have assigned to Successor-Lessor each and every lease regarding the Property that Lessee assumed pursuant to the Lease, or entered into subsequent to the Lease, without any further act or deed on the part of Successor-Lessor, Lessee, or otherwise. Without limiting the foregoing, Lessee shall execute and deliver any and all additional instruments and documents that any Successor-Lessor shall request to evidence or effect such assignment.

4.           Lessee shall promptly notify Lender of any default by Lessor under the Lease and of any act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease or to claim a partial or total eviction. In the event of a default by Lessor under the Lease which would give Lessee the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Lessor which would give Lessee the right to cancel or terminate the Lease, Lessee shall not exercise such right (i) until Lessee has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Lessor would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Lessee written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Lessor until after Lender obtains possession of the Property, Lessee may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Property. Notwithstanding anything to the contrary herein or in the Lease, within ten (10) days following receipt of Lender’s written request, Lessee shall deliver to Lender copies of all written reports required to be delivered to Lessor under the Lease.

2

5.           Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Lessee under the Lease.

6.           All notices, demands, requests and other communications made hereunder shall be in writing and shall be properly given and deemed delivered on the date of delivery if sent by personal delivery or nationally recognized overnight courier and on the third business day following mailing if sent by certified or registered mail, postage prepaid, return receipt requested, as follows:

If to Lender:

If to Lessee:

7.           The agreements herein contained shall bind and inure to the benefit of the successors and assigns in interest of the parties hereto and, without limiting such, the agreement of the Lender shall specifically be binding upon any purchaser of the Property at a sale foreclosing the Security Instrument.

8.           This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

9.           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of _______________ (without regard to conflicts of law).

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WITNESSES:	"LESSOR:"
____________________________________________________, a

Name:	By:
Name:
Its:
Name:

WITNESSES:	"LESSEE"
____________________________________________________, a

Name:	By:
Name:
Its:
Name:

[SIGNATURE PAGE TO AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

WITNESSES:	"LENDER:"
____________________________________________________, a

Name:	By:
Name:
Its:
Name:

[SIGNATURE PAGE TO AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

[PROPER NOTARY BLOCKS TO BE ADDED